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                                CREDIT AGREEMENT
                                   $75,000,000

                                   Dated as of

                                 April 12, 2007

                                      among

                            BASELINE OIL & GAS CORP.,
                                  as Borrower,

                    DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP,
                            as Administrative Agent,

                                       and

                            THE LENDERS PARTY HERETO

                     PETROBRIDGE INVESTMENT MANAGEMENT, LLC
                               Sole Lead Arranger

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                                TABLE OF CONTENTS

                                                                           PAGE:
                                                                           -----

ARTICLE I : DEFINITIONS AND ACCOUNTING MATTERS................................ 1

      Section 1.01         Certain Defined Terms.............................. 1
      Section 1.02         Terms Generally; Rules of Construction............. 1
      Section 1.03         Accounting Terms and Determinations; GAAP.......... 1

ARTICLE II : THE CREDITS...................................................... 1

      Section 2.01         Commitment......................................... 1
      Section 2.02         Loans and Borrowings............................... 1
      Section 2.03         Requests for Borrowings............................ 1
      Section 2.04         Funding of Borrowings.............................. 1
      Section 2.05         Termination/Reduction of Commitments............... 1
      Section 2.06         Borrowing Base..................................... 1

ARTICLE III : PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES........... 1

      Section 3.01         Repayment of Loans................................. 1
      Section 3.02         Prepayments........................................ 1
      Section 3.03         Interest........................................... 1
      Section 3.04         Fees............................................... 1

ARTICLE IV : PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS................ 1

      Section 4.01         Payments Generally; Pro Rata Treatment;
                             Sharing of Set-offs.............................. 1
      Section 4.02         Presumption of Payment by the Borrower............. 1
      Section 4.03         Certain Deductions by the Administrative Agent..... 1
      Section 4.04         Disposition of Proceeds............................ 1

ARTICLE V : INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES, ETC............... 1

      Section 5.01         Increased Costs.................................... 1
      Section 5.02         Taxes.............................................. 1

ARTICLE VI LOCKBOX PROCEDURES; CASUALTY PROCEEDS.............................. 1

      Section 6.01         Lockbox Account.................................... 1
      Section 6.02         Notice............................................. 1
      Section 6.03         Casualty Proceeds.................................. 1

ARTICLE VII : CONDITIONS PRECEDENT............................................ 1

      Section 7.01         Effective Date..................................... 1
      Section 7.02         Term Draw.......................................... 1
      Section 7.03         Each Credit Event.................................. 1
      Section 7.04         Conditions Precedent for the Benefit of the Lender..1
      Section 7.05         No Waiver.......................................... 1

ARTICLE VIII : REPRESENTATIONS AND WARRANTIES................................. 1

      Section 8.01         Organization; Powers............................... 1
      Section 8.02         Authority; Enforceability.......................... 1
      Section 8.03         Approvals; No Conflicts............................ 1
      Section 8.04         Financial Condition; No Material Adverse Change.... 1
      Section 8.05         Litigation......................................... 1
      Section 8.06         Environmental Matters.............................. 1
      Section 8.07         Compliance with the Laws and Agreements; No Defaults1
      Section 8.08         Investment Company Act............................. 1
      Section 8.09         Taxes.............................................. 1
      Section 8.10         ERISA.............................................. 1
      Section 8.11         Disclosure; No Material Misstatements.............. 1
      Section 8.12         Insurance.......................................... 1
      Section 8.13         Restriction on Liens............................... 1
      Section 8.14         Subsidiaries....................................... 1
      Section 8.15         Location of Business and Offices................... 1
      Section 8.16         Properties; Titles, Etc............................ 1
      Section 8.17         Maintenance of Properties.......................... 1
      Section 8.18         Gas Imbalances, Prepayments........................ 1
      Section 8.19         Marketing of Production............................ 1
      Section 8.20         Swap Agreements.................................... 1
      Section 8.21         Use of Loans....................................... 1
      Section 8.22         Solvency........................................... 1
      Section 8.23         Material Agreements................................ 1
      Section 8.24         No Brokers......................................... 1
      Section 8.25         Reliance........................................... 1
      Section 8.26         Investments and Guaranties......................... 1
      Section 8.27         Acquisition........................................ 1
      Section 8.28         Payments by Purchasers of Production............... 1
      Section 8.29         Existing Accounts Payable.......................... 1

ARTICLE IX : AFFIRMATIVE COVENANTS............................................ 1

      Section 9.01         Financial Statements; Other Information............ 1
      Section 9.02         Notices of Material Events......................... 1
      Section 9.03         Existence; Conduct of Business..................... 1
      Section 9.04         Payment of Obligations............................. 1
      Section 9.05         Performance of Obligations under Loan Documents.... 1
      Section 9.06         Operation and Maintenance of Properties............ 1
      Section 9.07         Insurance.......................................... 1
      Section 9.08         Books and Records; Inspection Rights............... 1
      Section 9.09         Compliance with Laws............................... 1
      Section 9.10         Environmental Matters.............................. 1
      Section 9.11         Further Assurances................................. 1
      Section 9.12         Reserve Reports.................................... 1
      Section 9.13         Title Information.................................. 1
      Section 9.14         Additional Collateral; Additional Guarantors....... 1
      Section 9.15         ERISA Compliance................................... 1
      Section 9.16         Swap Agreements.................................... 1
      Section 9.17         Marketing Activities............................... 1
      Section 9.18         Development Plan................................... 1
      Section 9.19         Overriding Royalty Interests....................... 1
      Section 9.20         Equity Raise....................................... 1
      Section 9.21         Right of First Refusal............................. 1
      Section 9.22         Separate Entity.................................... 1
      Section 9.23         Directors of Borrower; Observers................... 1

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ARTICLE X : NEGATIVE COVENANTS................................................ 1

      Section 10.01        Financial Covenants................................ 1
      Section 10.02        Debt............................................... 1
      Section 10.03        Liens.............................................. 1
      Section 10.04        Restricted Payments................................ 1
      Section 10.05        Investments, Loans and Advances.................... 1
      Section 10.06        Nature of Business; International Operations....... 1
      Section 10.07        Limitation on Leases............................... 1
      Section 10.08        Sale and Leasebacks................................ 1
      Section 10.09        Proceeds of Loans.................................. 1
      Section 10.10        ERISA Compliance................................... 1
      Section 10.11        Sale or Discount of Receivables.................... 1
      Section 10.12        Mergers, Etc....................................... 1
      Section 10.13        Sale of Properties................................. 1
      Section 10.14        Environmental Matters.............................. 1
      Section 10.15        Transactions with Affiliates....................... 1
      Section 10.16        Material Agreements................................ 1
      Section 10.17        Subsidiaries....................................... 1
      Section 10.18        Negative Pledge Agreements; Dividend Restrictions.. 1
      Section 10.19        Gas Imbalances, Take-or-Pay or Other Prepayments... 1
      Section 10.20        Swap Agreements.................................... 1
      Section 10.21        Limitation on Capital Expenditures................. 1
      Section 10.22        Certain Activities................................. 1
      Section 10.23        Net Sales.......................................... 1
      Section 10.24        G&A Costs.......................................... 1
      Section 10.25        Press Release...................................... 1
      Section 10.26        Acquisition Documents.............................. 1

ARTICLE XI : EVENTS OF DEFAULT; REMEDIES...................................... 1

      Section 11.01        Events of Default.................................. 1
      Section 11.02        Remedies........................................... 1

ARTICLE XII : THE AGENTS...................................................... 1

      Section 12.01        Appointment; Powers................................ 1
      Section 12.02        Duties and Obligations of Administrative Agent..... 1
      Section 12.03        Action by Administrative Agent..................... 1
      Section 12.04        Reliance by Administrative Agent................... 1
      Section 12.05        Subagents.......................................... 1
      Section 12.06        Resignation or Removal of Administrative Agent..... 1
      Section 12.07        Agents as a Lender................................. 1
      Section 12.08        No Reliance........................................ 1
      Section 12.09        Administrative Agent May File Proofs of Claim...... 1
      Section 12.10        Authority of Administrative Agent
                             to Release Collateral and Liens.................. 1
      Section 12.11        The Arranger....................................... 1

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ARTICLE XIII : GENERAL........................................................ 1

      Section 13.01        Notices............................................ 1
      Section 13.02        Waivers; Amendments................................ 1
      Section 13.03        Expenses, Indemnity; Damage Waiver................. 1
      Section 13.04        Successors and Assigns............................. 1
      Section 13.05        Survival; Revival; Reinstatement................... 1
      Section 13.06        Counterparts; Integration; Effectiveness........... 1
      Section 13.07        Severability....................................... 1
      Section 13.08        Right of Setoff.................................... 1
      SECTION 13.09        GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE.... 1
      Section 13.10        Headings........................................... 1
      Section 13.11        Confidentiality.................................... 1
      Section 13.12        Interest Rate Limitation........................... 1
      SECTION 13.13        EXCULPATION PROVISIONS............................. 1
      Section 13.14        Collateral Matters; Swap Agreements................ 1
      Section 13.15        No Third Party Beneficiaries....................... 1
      Section 13.16        Securitization..................................... 1
      Section 13.17        USA Patriot Act Notice............................. 1

ANNEXES, EXHIBITS AND SCHEDULES:

      Annex I              Commitments

      Exhibit A-1          Form of Revolving Note
      Exhibit A-2          Form of Term Note
      Exhibit B-1          Form of Revolving Borrowing Request
      Exhibit B-2          Form of Term Loan Borrowing Request
      Exhibit C            Form of Warrant
      Exhibit D            Form of Compliance Certificate
      Exhibit E            Form of Assignment and Assumption
      Exhibit F            Form of Letters-in-Lieu
      Exhibit G            Form of ORRI Assignment
      Exhibit H            Form of Development Plan
      Exhibit I            Security Instruments

      Schedule 1.01        Approved Counterparty
      Schedule 8.05        Litigation
      Schedule 8.06        Environmental Matters
      Schedule 8.12        Insurance
      Schedule 8.14        Subsidiaries
      Schedule 8.17        Properties
      Schedule 8.18        Gas Imbalances
      Schedule 8.19        Marketing Contracts
      Schedule 8.20        Swap Agreements
      Schedule 8.23        Material Agreements
      Schedule 8.24        Brokers
      Schedule 8.29        Past Due Accounts Payable
      Schedule 10.05       Investments
      Schedule 10.23       Net Sales Volume

      This CREDIT AGREEMENT, dated as of April 12, 2007, is among BASELINE OIL & GAS CORP., a corporation duly formed and existing under the laws of the State of Nevada (the "Borrower"), each of the Lenders from time to time party hereto, and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS

      WHEREAS, the Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

      WHEREAS, The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                  ARTICLE I:
                       DEFINITIONS AND ACCOUNTING MATTERS

      Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "Acquisition" means the acquisition of certain oil, gas and mineral Properties pursuant to the terms and conditions of the Acquisition Documents.

      "Acquisition Documents" means (a) the Purchase and Sale Agreement between Statex Petroleum I, L.P and Charles W. Gleeson LP, as sellers, and Borrower dated as of December 20, 2006, as amended by First Amendment to Purchase and Sale Agreement, dated as of January 15, 2007, as further amended by Second Amendment to Purchase and Sale Agreement, dated as of March 9, 2007 (as amended the "PSA") and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, in each case, as amended.

      "Acquisition Properties" means all of the Oil and Gas Properties and other properties acquired by the Borrower or any Guarantor pursuant to the Acquisition Documents.

      "Act" has the meaning assigned such term in Section 13.17.

      "Administrative Agent" has the meaning set forth in the introductory paragraph.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Agent Observers" has the meaning assigned such term in Section 9.23.

      "Agents" means, collectively, the Administrative Agent and, if applicable, Collateral Agent; and "Agent" shall mean either the Administrative Agent or, if applicable, Collateral Agent, as the context requires.

      "Agreement" means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

      "Applicable Percentage" means, with respect to (a) any Revolving Lender, the percentage of the total Commitments represented by such Revolving Lender's Commitment, as such percentage is set forth on Part A of Annex I (as such Part A of Annex I is amended by the Administrative Agent from time to time to reflect Assignments) and (b) any Term Lender, its Term Loan Percentage.

      "Approved Counterparty" means (a) any Lender or any Affiliate of a Lender and (b) with regard to Swap Agreements in respect of commodities, and subject to the conditions set forth therein, any other Person set forth on Schedule 1.01 or otherwise approved by the Administrative Agent.

      "Approved Petroleum Engineers" means any independent petroleum engineer reasonably acceptable to the Administrative Agent.

      "Arranger" means Petrobridge Investment Management, LLC, in its capacities as the sole lead arranger hereunder.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

      "Availability Period" means the period from and including the Effective Date to but excluding the Revolving Maturity Date.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

      "Borrower" has the meaning set forth in the introductory paragraph.

      "Borrowing" means Loans made or continued on the same date and, in the case of Revolving Loans, as to which a single Interest Period is in effect.

      "Borrowing Base" means, at any time, an amount equal to the lesser of (a) $54,700,000, and (b) the amount determined in accordance with Section 2.06, as the same may be adjusted from time to time pursuant to Section 9.13(c) or
Section 10.13(d) less any amount outstanding under the Term Loan.

      "Borrowing Base Deficiency" occurs if at any time the total Revolving Exposures exceeds the Borrowing Base then in effect.

      "Borrowing Base Utilization Percentage" means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Exposures of the Revolving Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

      "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed.

      "Capital Expenditures" means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that are capital in nature and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP.

      "Capital Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

      "Cash Receipts" means all cash or cash equivalents received by or on behalf of the Borrower and its Subsidiaries with respect to the following: (a) sales of Hydrocarbons from the Oil and Gas Properties (including any other working interest owner receipts received by Borrower or its Affiliates as operator of Oil and Gas Properties), (b) cash representing operating revenue earned or to be earned by the Borrower and its Subsidiaries, (c) any insurance proceeds received by the Borrower or its Subsidiaries, (d) any proceeds from Swap Agreements, and (e) any other cash or cash equivalents received by the Borrower or its Subsidiaries from whatever source; provided that advances under the Loans shall not constitute "Cash Receipts".

      "Casualty Proceeds" has the meaning assigned such term in Section 6.01(b)(iv).

      "Casualty Proceeds Account" has the meaning assigned such term in Section 6.03.

      "Change in Control" means (a) any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means of warrants, options, or otherwise) to become a "beneficial owner" as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, directly or indirectly, of more that 50% of the outstanding Equity Interests of the Borrower on a fully diluted basis, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated or (c) the failure of the Borrower to own all of the issued and outstanding Equity Interests in the Guarantors, except as otherwise permitted by this Agreement.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(a)), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

      "Commitment" means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans hereunder in an amount not to exceed the following: (a) the amount set forth opposite such Revolving Lender's name on Part A of Annex I under the caption "Commitment", minus (b) the product of (i) such Revolving Lender's Applicable Percentage and (ii) the outstanding principal amount under the Term Loans, minus (c) the amount that such Revolving Lender's Commitment is reduced or terminated from time to time in connection with Section 2.05(b), plus or minus (d) the amount by which such Revolving Lender's Commitment is modified from time to time pursuant to any assignment permitted by Section 13.04(b). The term "Commitments" means, at any time, the total Commitments of all Revolving Lenders at such time.

      "Commitment Fee Rate" means one and one-half percent (1.50%).

      "Consolidated Net Income" means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and provided, further, that if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

      "Consolidated Subsidiaries" means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

      "consolidation" has the meaning assigned such term in Section 10.12.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" such other Person. "Controlling" and "Controlled" have meanings correlative thereto.

      "Debt" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments;
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases;
(f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person;
(k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Direction Letters" means a letter addressed to each purchaser of Hydrocarbons from Borrower's or its Subsidiaries' Oil and Gas Properties directing such purchaser to remit to the Lockbox Account all proceeds with respect to the sale of such Hydrocarbons in form and substance satisfactory to the Administrative Agent.

      "Development Plan" means the Initial Development Plan and each other development plan, in form and substance satisfactory to the Lenders in their sole discretion delivered to Administrative Agent and approved by Administrative Agent in accordance with Section 9.18 setting forth, the updated plan of development for the :Borrower's and its Subsidiaries Oil and Gas Properties and Hydrocarbon Interests.

      "Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Termination Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated.

      "dollars" or "$" refers to lawful money of the United States of America.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

      "EBITDA" means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, unrealized hedging losses and other similar non-cash charges, minus unrealized hedging gains and all non-cash income added to Consolidated Net Income.

      "Effective Date" means the date on which the conditions specified in
Section 7.01 are satisfied (or waived in accordance with Section 13.02), which date shall occur on or before the date set forth in Section 7.01.

      "Employment Agreements" has the meaning assigned such term in Section 7.01(w).

      "Engineering Reports" has the meaning assigned such term in Section 2.06(c)(i).

      "Environmental Laws" means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA and the term "oil and gas waste" shall mean those waste that are excluded from the definition of "hazardous waste" pursuant to 40 C.F.R. Section 261.4(b)(5) ("Section 261.4(b)(5)"); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 261.4(b)(5) is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "disposal" or "oil and gas waste" which is broader than that specified in either OPA, CERCLA, RCRA or Section 261.4(b)(5), such broader meaning shall apply.

      "Environmental Permit" means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

      "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

      "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

      "ERISA Event" means (a) a "Reportable Event" described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Event of Default" has the meaning assigned such term in Section 11.01.

      "Excepted Liens" means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord's liens, operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and that in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further, that Liens described in clauses (a) through (e) shall remain "Excepted Liens" only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located.

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Officer" means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

      "Financial Statements" means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 8.04(a).

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.03.

      "General and Administrative Costs" means normal and customary expenses and costs that are classified as general and administrative costs, including consulting fees, salary, rent, supplies, travel and entertainment, insurance, accounting, legal, engineering and broker related fees, required to manage the affairs of the Borrower.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, any Agent or any Lender.

      "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

      "Guarantors" means each Domestic Subsidiary, if any, that guarantees the Indebtedness pursuant to Section 9.14(b).

      "Guaranty Agreement" means an agreement executed by the Guarantors in the form of the Guaranty and Collateral Agreement executed as of the date hereof satisfactory to the Collateral Agent and its counsel unconditionally guarantying, on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

      "Highest Lawful Rate" means, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws allow as of the date hereof.

      "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

      "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

      "Indebtedness" means any and all amounts owing or to be owing by the Borrower, any of its Subsidiaries or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent or any Lender under any Loan Document; (b) to any Secured Swap Provider under a Secured Hedge Obligation; and (c) all renewals, extensions and/or rearrangements of any of the above.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning assigned such term in Section 13.03(b).

      "Information" has the meaning assigned such term in Section 13.11.

      "Initial Development Plan" shall mean the Borrower's Plan of Development for the Oil and Gas Properties and the related Hydrocarbon Interests attached as Exhibit H, which has been approved by Administrative Agent.

      "Initial Reserve Reports" means the reports of Pressler & Associates, dated as of March 19, 2007, with respect to certain of the Acquisition Properties and to certain Oil and Gas Properties of the Borrower and its Subsidiaries as of December 31, 2006, and internal engineering reports provided by the Borrower with respect to certain other Oil and Gas Properties.

      "Interest Expense" means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Subsidiaries for such period, including to the extent included in interest expense under GAAP: (a) amortization of debt discount, (b) capitalized interest and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.

      "Interest Payment Date" means (a) with respect to any Revolving Loan, the last day of each month and (b) with respect to the Term Loans, the last day of each month.

      "Interim Redetermination Date" means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.06(d).

      "Interim Redetermination" has the meaning assigned such term in Section 2.06(b).

      "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business);
(c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit including the purchase of Oil and Gas Properties or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

      "Lease Operating Statement" or "LOS" has the meaning set forth in Section 9.01(c).

      "Lenders" means the Revolving Lenders and the Term Lenders.

      "Letters-in-Lieu" means letters-in-lieu substantially in the form of Exhibit G.

      "Liabilities" has the meaning assigned such term in Section 13.16.

      "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

      "Loan Documents" means this Agreement, the Notes, the ORRI Conveyances, the Warrant and the Security Instruments.

      "Loans" means the Revolving Loans and the Term Loans.

      "Lockbox Account" has the meaning assigned such term in Section 6.01(a).

      "Lockbox Bank" has the meaning assigned such term in Section 6.01(a).

      "Liabilities" has the meaning assigned such term in Section 13.16.

      "Majority Lenders" means, at any time while any Loans are outstanding, the Majority Revolving Lenders and the Majority Term Lenders.

      "Majority Revolving Lenders" means (a) at any time while no Revolving Loans are outstanding, the Administrative Agent and Revolving Lenders having more than fifty percent (50%) of the total Commitments and (b) at any time while any Revolving Loans are outstanding, the Administrative Agent and Revolving Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Revolving Loans (without regard to any sale by a Lender of a participation in any Revolving Loan under Section 13.04(c)).

      "Majority Term Lenders" means at any time while the Term Loans are outstanding, Term Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Term Loans (without regard to any sale of a participation in any Term Loan under Section 13.04(c)).

      "Material Adverse Effect" means a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower, any of its Subsidiaries or any Guarantor to perform any of its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent or any Lender under any Loan Document.

      "Material Agreements" has the meaning set forth in Section 8.23.

      "Material Indebtedness" means Debt, or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $400,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

      "Mortgaged Property" means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

      "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

      "New Albany Debt" means $1,700,000 bridge loan from Lakewood Group, LLC, pursuant to Senior Secured Debenture, dated as of March 15, 2007, issued by the Borrower to Lakewood Group, LLC.

      "New Borrowing Base Notice" has the meaning assigned such term in Section 2.06(d).

      "Net Cash Proceeds" means, with respect to the sale of any Equity Interests of the Borrower, all cash received by the Borrower or any of its Subsidiaries from such sale after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such sale of Equity Interests.

      "Notes" means the promissory notes of the Borrower described in Section 2.02(c) and being substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

      "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;
(e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

      "Operating Costs" means all costs (net to the Borrower and its Subsidiaries) associated with the direct operation of the Borrower's and its Subsidiaries' Oil and Gas Properties.

      "ORRI Assignments" means that certain Assignment of Overriding Royalty Interest in the form attached hereto as Exhibit G from the Borrower to Lenders.

      "Other Boards" has the meaning assigned such term in Section 9.23.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

      "Participant" has the meaning set forth in Section 13.04(c)(i).

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time in The Wall Street Journal as the prime rate; each change in The Wall Street Journal's quotation of the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. In the event that The Wall Street Journal is no longer published or does not have a quotation for the Prime Rate, Lenders will utilize the Prime rate of Interest quoted by JPMorgan Chase Bank or such other financial institution or publication that is nationally recognized that the Administrative Agent may select. Notwithstanding anything to the contrary, for all purposes of this Agreement, the Prime Rate shall never be less than seven and one-half percent (7.50%).

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

      "Proposed Borrowing Base" has the meaning assigned to such term in Section 2.06(c)(i).

      "Proposed Borrowing Base Notice" has the meaning assigned to such term in
Section 2.06(c)(ii).

      "Proved Developed Producing Reserves" has the meaning set forth in the SPE Definitions, as adjusted by the Administrative Agent.

      "Proved Developed Non-Producing Reserves" has the meaning set forth in the SPE Definitions, as adjusted by the Administrative Agent.

      "Proved Reserves" has the meaning set forth in the SPE Definitions, as adjusted by the Administrative Agent.

      "Proved Undeveloped Reserves" has the meaning set forth in the SPE Definitions, as adjusted by the Administrative Agent.

      "PSA" has the meaning given such term in the definition of "Acquisition Documents".

      "Rating Agencies" has the meaning assigned to such term in Section 13.16.

      "Redemption" means with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. "Redeem" has the correlative meaning thereto.

      "Redetermination Date" means, with respect to any Scheduled
Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.06(d).

      "Register" has the meaning assigned such term in Section 13.04(b)(iv).

      "Regulation D" means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

      "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

      "Remedial Work" has the meaning assigned such term in Section 9.10(a).

      "Repayment" has the meaning assigned such term in Section 9.19(b).

      "Repayment Date" means the date that is 180 days after the Effective Date.

      "Reserve Report" means the Initial Reserve Report and each other report delivered pursuant to Section 9.12, each in form and substance satisfactory to the Lenders in their sole discretion (including, without limitation, the use of satisfactory methodologies and risk analyses), setting forth, the updated estimates of Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, and Proved Undeveloped Reserves and projected production profiles and overall economics of the Oil and Gas Properties, together with a projection of the rate of production and future cash flows as of such date, based on the following pricing assumptions:

            (a) oil and gas prices (as adjusted by Administrative Agent for btu content and quality) will be determined by Administrative Agent based on Administrative Agent's then current forward product pricing curve, which prices will be adjusted to reflect location and quality differentials and hedging arrangements then in place;

            (b) cash flow will be determined based on the Borrower's net production (projected production profile less royalty volumes adjusted for working interest ownership) multiplied by above prices, less (x) the Operating Costs and production and severance taxes and (y) capital expenditures including any (net) abandonment costs; and

            (c) Operating Costs and production and severance taxes shall be based on actual costs.

      "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

      "Revenues" means all revenues earned by or on behalf of the Borrower and its Subsidiaries with respect to the following: (a) sales of Hydrocarbons from the Oil and Gas Properties (including any other working interest owner receipts received by Borrower or its Affiliates as operator of Oil and Gas Properties),
(b) cash representing operating revenue earned or to be earned by the Borrower and its Subsidiaries, (c) any insurance proceeds received by the Borrower or its Subsidiaries, (d) any proceeds from Swap Agreements, and (e) any other cash or cash equivalents received by the Borrower or its Subsidiaries from whatever source; provided that neither advances under the Loans nor proceeds from the sale of Borrower's Equity Interests shall constitute "Revenues".

      "Revolving Borrowing" shall mean a Borrowing comprised of Revolving Loans.

      "Revolving Exposure" means, with respect to any Revolving Lender at any time, the outstanding principal amount of such Revolving Lender's Revolving Loans.

      "Revolving Lender" means a Person listed on Part A of Annex I as a Lender and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

      "Revolving Loans" means the loans made by the Revolving Lenders to the Borrower pursuant to Section 2.01.

      "Revolving Maturity Date" means the earlier to occur of (a) April 12, 2010 and (b) the date that the aggregate Commitments are sooner terminated pursuant to Section 2.05(b) or Section 11.02.

      "Revolving Notes" shall mean Notes issued pursuant to Section 2.02(c) evidencing Revolving Loans.

      "Scheduled Redetermination Date" means the date on which the Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.06(d).

      "Scheduled Redetermination" has the meaning assigned such term in Section 2.06(b).

      "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

      "Secured Hedge Obligations" means all obligations of the Borrower or any Subsidiary under any Swap Agreement entered into by (a) the Borrower or any Subsidiary and (b) any Secured Swap Provider.

      "Secured Swap Provider" means any Person that (a) is a Lender or any Affiliate of any Lender, (b) becomes a party to a Swap Agreement with the Borrower or any of its Subsidiaries while such Person (or such Person's Affiliate) is a Lender and (c) continues to be a Lender while such Swap Agreement is in effect (e.g., a Lender or its Affiliate, as applicable, ceases to be a Secured Swap Provider if such Lender or Affiliate, as applicable, ceases to be a Lender under this Agreement).

      "Securitization" has the meaning assigned such term in Section 13.16.

      "Securitization Parties" has the meaning assigned such term in Section 13.16.

      "Security Instruments" means the Guaranty Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

      "Semi-Annual Redetermination" has the meaning assigned in Section 2.06(b).

      "SPE Definitions" means, with respect to any term, the definition thereof adopted by the Board of Directors, Society for Petroleum Engineers (SPE) Inc., March 1997.

      "Subsidiary" means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

      "Synthetic Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Termination Date" means the latest to occur of the Revolving Maturity Date and the Term Maturity Date.

      "Term Lender" means a Person listed on Part B of Annex I as a Term Lender and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

      "Term Loans" has the meaning assigned such term in Section 7.02.

      "Term Loan Borrowing Request" means a request by the Borrower for the Term Borrowing in accordance with Section 2.03(b).

      "Term Loan Commitment" means, with respect to any Term Lender, its Term Loan Percentage of $20,300,000, as set forth on Annex I.

      "Term Loan Funding Date" means the date on which the conditions specified in Section 7.02 are satisfied (or waived in accordance with Section 13.02), which date shall occur on or before the date set forth in Section 7.02.

      "Term Loan Percentages" means, with respect to any Term Lender, the percentage set forth in the column titled "Term Loan Percentage" on Part B of Annex I for such Term Lender or in the Assignment pursuant to which such Term Lender becomes a party hereto, as applicable.

      "Term Loan Rate" means, with respect to the Term Loan, the rate per annum equal to the Prime Rate plus three percent (3%).

      "Term Maturity Date" shall mean the earlier to occur of (a) the date that is three years and six months after the Effective Date or (b) the date the Term Loans are accelerated pursuant to Section 11.02.

      "Term Notes" shall mean Notes issued pursuant to Section 2.02(c) evidencing Term Loans.

      "Total Debt" means, at any date, all Debt of the Borrower and the Consolidated Subsidiaries on a consolidated basis, excluding (a) non-cash obligations under FAS 133 and (b) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than sixty
(60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

      "Total Proved Reserves" has the meaning set forth in the SPE Definitions, as may be adjusted by the Administrative Agent.

      "Transactions" means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document and Acquisition Document to which it is a party, the Acquisition, the borrowing of Loans, the use of the proceeds thereof, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document and Acquisition Document to which it is a party, the Acquisition, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor's grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

      "Warrant" means the Warrant Agreement substantially in the form of Exhibit C whereby Borrower grants to the Lenders, in the aggregate, 3,200,000 shares of common stock of Borrower with a strike price of $0.50 per share.

      "Wholly-Owned Subsidiary" means any Subsidiary of which all of the outstanding Equity Interests (other than any directors' qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

      Section 1.02 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including" and
(f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

      Section 1.03 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower's independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 9.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                  ARTICLE II:
                                   THE CREDITS

      Section 2.01 Commitment. Subject to the terms and conditions set forth herein:

            (a) each Revolving Lender agrees to make Revolving Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in such Revolving Lender's Revolving Exposure exceeding an amount equal to the lesser of such Revolving Lender's Commitment and (ii) its Applicable Percentage of the then effective Borrowing Base. At no time shall the total Revolving Exposure of all Revolving Lenders exceed the Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans; and

            (b) each Term Lender agrees to make its Term Loan Percentage of the Term Loan on the Term Loan Funding Date.

      Section 2.02 Loans and Borrowings.

            (a) Borrowings; Several Obligations. Each Revolving Loan shall be made as part of a Revolving Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Commitments. The Term Loan shall be made by the Term Lenders ratably in accordance with their Term Loan Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Term Loan Commitments, the Term Loan Commitments and the Commitments are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Minimum Amounts; Limitation on Number of Borrowings. For any Revolving Borrowing, such Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. There shall not at any time be more than a total of six (6) Revolving Loans outstanding.

            (c) Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-1, with respect to Revolving Loans, and Exhibit A-2 with respect to Term Loans, as applicable. Each such Note shall be dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or
(ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to the order of such Lender in a principal amount equal to its Commitment, its Term Loan Commitment as in effect on such date, and otherwise duly completed. If any Revolving Lender's Commitment increases or decreases for any reason (whether pursuant to Section 2.05, Section 13.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to the order of such Revolving Lender in a principal amount equal to its Commitment, after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

      Section 2.03 Requests for Borrowings.

            (a) Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 10:00 a.m., New York City time, four Business Days before the date of the proposed Revolving Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B-1 and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02: (i) the aggregate amount of the requested Revolving Borrowing;
(ii) the date of such Revolving Borrowing, which shall be a Business Day; (iii) the amount of the then effective Borrowing Base, the current total Revolving Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Exposures (giving effect to the requested Borrowing); and (iv) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04. Each Borrowing Request shall constitute a representation that the amount of the requested Revolving Borrowing shall not cause the total Revolving Exposures to exceed the lesser of the Commitments and the then-effective Borrowing Base. Promptly following receipt of a Borrowing Request in accordance with this
Section 2.03(a), the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

            (b) Term Borrowings. To request that a Term Loan be made in the case of the Term Loan, the Borrower shall notify the Administrative Agent of such request by telephone not later than 10:00 a.m., New York City time on a date that is at least four Business Days prior to the Effective Date unless a later date is agreed to by the Administrative Agent. Such telephonic Borrowing Requests shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Term Loan Borrowing Request in substantially the form of Exhibit B-2 and signed by the Borrower. Such telephonic and written Term Loan Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Term Borrowing; (ii) the date of such Term Borrowing, which shall be a Business Day at least four Business Days prior to the Effective Date unless a later date is agreed to by the Administrative Agent; and (iii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04. Promptly following receipt of a Term Loan Borrowing Request in accordance with this Section 2.03(b), the Administrative Agent shall advise each Term Lender of the details thereof and of the amount of such Term Lender's Term Loan to be made as part of the requested Term Borrowing.

      Section 2.04 Funding of Borrowings.

            (a) Funding by Lenders. Each Revolving Lender and Term Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained in New York, New York and designated by the Borrower in the Borrowing Request; provided that the Administrative Agent, at its election, may elect to deposit all such Loans in the Lockbox Account or to make payment directly to the Person that Borrower will ultimately pay with the proceeds of any Loan. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

            (b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with
Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the applicable Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      Section 2.05 Termination/Reduction of Commitments.

            (a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Revolving Maturity Date. If, at any time, the Commitments or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

            (b) Optional Termination and Reduction of Commitments.

                  (i) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (A) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 3.02(d), the total Revolving Exposures would exceed the lesser of the Borrowing Base then in effect and the Commitments.

                  (ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.05(b)(i) at least four Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.05(b)(ii) shall be irrevocable. Any termination or reduction of the Commitments shall be permanent and may not be reinstated. Each reduction of the Commitments shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender's Applicable Percentage.

      Section 2.06 Borrowing Base.

            (a) Initial Borrowing Base. For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be Eleven Million Seven Hundred Thirteen Thousand Two Hundred Twenty Four Dollars ($11,713,224). Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 9.13(c).

            (b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined, semi-annually (a "Semi-Annual Redetermination" or a "Scheduled Redetermination") all in accordance with this Section 2.06. Subject to Section 2.06(d), a Semi-Annual Redetermination shall become effective and applicable to the Borrower, the Administrative Agent and the Revolving Lenders on September 15th and March 15th of each year, commencing September 15, 2007. In addition, after the first year anniversary of the Effective Date, the Administrative Agent may, at the direction of the Majority Revolving Lenders, by notifying the Borrower thereof, one time during any 12 month period, elect to cause the Borrowing Base to be redetermined between Semi-Annual Redeterminations (an "Interim Redetermination") in accordance with this Section 2.06.

            (c) Scheduled and Interim Redetermination Procedure.

                  (i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 9.12(a), (a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 9.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 9.12(c), as may, from time to time, be reasonably requested by the Majority Revolving Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the "Engineering Reports"), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the "Proposed Borrowing Base") based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as such exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Commitments.

                  (ii) The Administrative Agent shall notify the Borrower and the Revolving Lenders of the Proposed Borrowing Base (the "Proposed Borrowing Base Notice"):

                        (A) in the case of a Semi-Annual Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.12(a) and (c) in a timely and complete manner, then on or before September 15th and March 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.06(c)(i); and

                        (B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

                  (iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Revolving Lenders as provided in this Section 2.06(c)(iii) and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Majority Revolving Lenders as provided in this Section 2.06(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Revolving Lender shall have ten (10) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such ten (10) days, any Revolving Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 10-day period, all of the Revolving Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Majority Revolving Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved the Proposed Borrowing Base, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in
Section 2.06(d). If, however, at the end of such 10-day period, all of the Lenders or the Majority Revolving Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Revolving Lenders to ascertain the highest Borrowing Base then acceptable to the number of Revolving Lenders sufficient to constitute the Majority Revolving Lenders for purposes of this Section 2.06 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.06(d).

            (d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Majority Revolving Lenders, as applicable, pursuant to
Section 2.06(c)(iii), the Administrative Agent shall notify the Borrower and the Revolving Lenders of the amount of the redetermined Borrowing Base (the "New Borrowing Base Notice"), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent and the
Lenders:

                  (i) in the case of a Semi-Annual Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.12(a) and (c) in a timely and complete manner, then on September 1st or March 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

                  (ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 9.13(c) or Section 10.13, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

                                  ARTICLE III:
              PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

      Section 3.01 Repayment of Loans.

            (a) Revolving Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date.

            (b) Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of the Term Loans on the Term Maturity Date.

      Section 3.02 Prepayments.

            (a) Optional Revolving Loan Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Revolving Loan in whole or in part, subject to prior notice in accordance with Section 3.02(c) without premium or penalty.

            (b) Optional Term Loan Prepayments. The Borrower shall have the right to prepay the Term Loans in whole or in part, subject to prior notice in accordance with Section 3.02(c) without premium or penalty.

            (c) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 10:00 a.m., New York City time, ten Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and whether the Borrower is prepaying a Revolving Borrowing or a Term Borrowing. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.03.

            (d) Mandatory Prepayments of Loans.

                  (i) If, at any time, the total Revolving Exposure exceeds the lesser of the total Commitments and the then-effective Borrowing Base, then the Borrower shall prepay the Revolving Loans in accordance with subsection (ii) below.

                  (ii) If the Borrower is obligated to make a prepayment as required pursuant to this Section 3.02(d), then (A) in the case of a change in the Borrowing Base pursuant to Section 2.06, such prepayment and/or deposit shall be made in no more than three (3) substantially equal monthly installments, with the first such payment being due and payable within ten (10) Business Days following the Borrower's receipt of the New Borrowing Base Notice in accordance with Section 2.06(d), in the case of any adjustment to the Borrowing Base pursuant to Section 10.13, the Borrower shall be obligated to make such prepayment within three Business Days after the date it receives cash proceeds as a result of such disposition and (C) with any respect to any other prepayment required pursuant to this Section 3.02(d), such prepayment and/or deposit shall be made on the date such excess occurs; provided that all payments required to be made pursuant to this Section 3.02(d) must be made on or prior to the Revolving Maturity Date.

                  (iii) If as of the last Business Day of any month the Lockbox Account has in excess of $250,000 in it, Borrower will make a prepayment on the Loans equal to the difference between the then current balance and $250,000 such payments shall first be applied to the Revolving Loans then outstanding.

                  (iv) In the event that the Borrower or its Subsidiaries sell, assign or otherwise dispose of any of their Oil and Gas Properties (other than asset sales permitted by Section 10.13, then the Borrower shall prepay the Loans on the date of such sale or other disposition of the Oil and Gas Properties occurs in an aggregate amount equal to the proceeds of such sale or disposition, less the actual costs and fees associated with such sale or disposition provided that such costs and fees are not in excess of 3% of the proceeds from such sale or disposition which shall be applied first to the Revolving Loans then outstanding.

                  (v) Each prepayment of Borrowings pursuant to this Section 3.02(d) shall be applied to the Revolving Loans then outstanding.

                  (vi) Each prepayment of Revolving Loans pursuant to this
Section 3.02(d) shall be applied ratably to the Revolving Loans included in the prepaid Borrowings and shall be accompanied by accrued interest to the extent required by Section 3.03.

                  (vii) Any payment or prepayment of the Loans shall be applied first to the Revolving Loans. Only at such time that the principal balance of Revolving Loans has been reduced to zero, will any payment or prepayment on the Loans be applied to the Term Loans.

            (e) No Premium or Penalty. Prepayments permitted or required under this Section 3.02 shall be without premium or penalty.

      Section 3.03 Interest.

            (a) In General.

                  (i) Revolving Loans comprising each Revolving Borrowing shall bear interest at the Prime Rate that is in effect from time to time, but in no event to exceed the Highest Lawful Rate.

                  (ii) The Term Loans shall bear interest at the Term Loan Rate, but in no event to exceed the Highest Lawful Rate.

            (b) Post-Default Rate. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate of interest otherwise applicable to such Loan as provided in Section 3.03(a), but in no event to exceed the Highest Lawful Rate.

            (c) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Revolving Maturity Date (with respect to Revolving Loans) and on the Term Maturity Date (with respect to Term Loans) as applicable; provided that (i) interest accrued pursuant to Section 3.03(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

            (d) Interest Rate Computations. All interest computed by reference to the Prime Rate or the Term Loan Rate shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day thereof). The applicable Prime Rate and Term Loan Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and shall be binding upon the parties hereto.

      Section 3.04 Fees.

            (a) Commitment Fee. On or prior to the Effective Date the Borrower agrees to pay to the Administrative Agent, for the account of (i) each Revolving Lender pro rata in accordance with their respective commitments, a commitment fee equal to $173,102 in the aggregate, and (ii) each Term Lender pro rata in accordance with their respective commitments, a commitment fee equal to $300,000 in the aggregate. In addition, on or prior to the date of any increase in the Commitment, the Borrower agrees to pay to the Administrative Agent for the benefit of the Revolving Lenders, pro rata in accordance with their respective commitments, a commitment fee equal to product of (x) the positive difference between (A) the amount of the Commitment after such increase in the Commitment less (B) the greatest amount that the Commitment has been during the term of this Agreement prior to the date of such increase multiplied by (y) the Commitment Fee Rate.

            (b) Administrative Agent Fees. Beginning on August 15, 2007 and thereafter, the Borrower shall pay to the Administrative Agent a semi-annual administrative fee of $25,000 on each February 15 and August 15 of each year that this Agreement is in effect in arrears and on the Credit Agreement Termination Date.

                                  ARTICLE IV:
               PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS.

      Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

            (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 5.01, Section 5.02 or otherwise) prior to 10:00 a.m., New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees due and payable hereunder, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 13.01, except that payments pursuant to Section 5.01, Section 5.02 and Section 13.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under this Agreement shall be made in dollars.

            (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and in the priority established by
Section 11.02(c); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

      Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower's or each Guarantor's interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

                                  ARTICLE V:
              INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES, ETC.

      Section 5.01 Increased Costs.

            (a) Capital Requirements. If any Lender shall be a bank or other Person subject to any capital adequacy rules, and such Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by Lenders hereunder, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction in rate of return suffered with respect to the amounts advanced under the Loans.

            (b) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in the immediately preceding subsection (a) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (c) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this
Section 5.01 shall not constitute a waiver of such Lender's right to demand such compensation.

      Section 5.02 Taxes.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.02), the Administrative Agent or Lenders (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.02) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable, but in any event within 30 days after receipt of a request by the Administrative Agent of evidence of any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VI
                      LOCKBOX PROCEDURES; CASUALTY PROCEEDS

      Section 6.01 Lockbox Account.(a) The Borrower and the Administrative Agent shall establish prior to the Effective Date and thereafter maintain at the Borrower's expense an interest-bearing account (the "Lockbox Account") under Administrative Agent's exclusive control with a bank (the "Lockbox Bank") reasonably acceptable to the Lenders which has entered into an account control agreement pursuant to which all Revenues to be received by the Borrower or its Subsidiaries shall be deposited, and the Borrower shall direct (and hereby agrees to direct) each payor of any Revenues of the borrower and its Subsidiaries now and in the future to make payment to such Lockbox Account. The Borrower hereby irrevocably appoints Administrative Agent as its attorney-in-fact (and such appointment shall be deemed to be coupled with an interest so long as any Loans remain outstanding) to address any direction letter or letter-in-lieu of division order executed by the Borrower it may hold and deliver or have delivered any such letter to any Person purchasing Hydrocarbons from the Oil and Gas Properties that is not then directing payment for such Hydrocarbons to the Lockbox Account.

            (b) On the last Business Day of each month, the Administrative Agent (on behalf of the Lenders) shall direct the Lockbox Bank to make the following payments from the Lockbox Account in the following order of priority and to the extent funds remain available:

                  (i) amounts to the Borrower to (A) pay overriding royalty interests created under any ORRI Assignment and to pay other royalties and overriding royalty interests (1) with respect to existing Oil and Gas Properties, to the extent such burdens exist at the time of the execution of this Agreement and (2) with respect to Oil and Gas Properties that Borrower acquires subsequent to the date of this Agreement to the extent such burdens exist at the time that the Borrower acquires such Oil and Gas Properties and is payable to non-Affiliated third parties, and (B) remit any revenues attributable to the working interests of non-Affiliated third parties that were paid to or received by the Borrower, in each case, as the Lenders determine is reasonably accurate in its good faith discretion and any applicable severance tax or ad-valorem tax attributable to all proceeds received by the Borrower;

                  (ii) payment to any third party (including Lenders or any of their Affiliates) of any amounts due under any Swap Agreement of the Borrower approved by the Lenders;

                  (iii) Operating Costs approved by the Administrative Agent;

                  (iv) payment of any cash or cash equivalents representing proceeds of insurance policies with respect to any casualty to any of the Borrower's Property (the "Casualty Proceeds"), to the Casualty Proceeds Account subject to and in accordance with the provisions of Section 6.03;

                  (v) payment of all fees owed to any of the Administrative Agent or the Lenders then due and unpaid under Section 2.04;

                  (vi) payment of all interest then accrued and unpaid on the Loans;

                  (vii) payment to the Administrative Agent and the Lenders of any other amounts due (other than principal on the Loans) under this Agreement and any of the other Loan Documents; and

                  (viii) payment of any General and Administrative Costs provided that such amount withdrawn from the Lockbox Account with respect to General and Administrative Costs shall not exceed $225,000 in any fiscal quarter; and

                  (ix) payment of any amount required by Section 3.02(d)(iii), to the extent applicable.

            (c) The Administrative Agent may, at its option, apply sums in the Lockbox Account to pay directly to the ultimate payee thereof some or all of the payments described in Section 6.01, as the Lenders elect, including advances or prepayment to third Persons of expenditures incurred in the ordinary course of Borrower's operation of its Properties.

            (d) Upon the Credit Agreement Termination Date, all amounts remaining in the Lockbox Account shall be disbursed to the Borrower to the Operating Account or such other account as Borrower may designate in writing to the Administrative Agent.

      Section 6.02 Notice. Immediately following the establishment of the Lockbox Account, the Borrower shall send Direction Letters, to all Persons that owe or are expected to owe Cash Receipts to the Borrower or its Subsidiaries, directing such persons to forward all such amounts directly to the Lockbox Account. The Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (such appointment being coupled with an interest) for sending any such notice to any Person who is or may become obligated to make any payment of Cash Receipts to the Borrower. After the establishment of the Lockbox Account, with respect to Cash Receipts received directly by the Borrower, the Borrower shall within three Business Days deposit, or cause to be deposited, all such amounts in the Lockbox Account. If the Borrower has knowledge that any Person is in receipt of Cash Receipts that would otherwise be properly deposited in the Lockbox Account, the Borrower shall promptly notify such Person and the Administrative Agent in writing of such circumstance and shall direct such Person to deposit, or cause to be deposited, all such amounts in the Lockbox Account.

      Section 6.03 Casualty Proceeds. All Casualty Proceeds (for collateral purposes) are hereby assigned by the Borrower to the Administrative Agent, and the Borrower shall have the right to collect any such payments, and such payments shall be deposited by the Lenders or the Administrative Agent in an account at the Lockbox Bank controlled by Administrative Agent (the "Casualty Proceeds Account"). In the event of any casualty, the Borrower shall deliver within 30 days, a written report from an engineering firm acceptable to the Lenders describing the nature of the casualty, the nature of any restoration required, and a good faith estimate of the cost of such restoration. If the Lenders in their sole discretion determine that the remediation is not in its best interests, given the cost of such restoration and the effect such restoration would have on the amount and timing of repayment of the Loans, then the Lenders may apply such Casualty Proceeds to the prepayment of the outstanding principal balance and accrued interest of the Loans and the other Indebtedness, whether or not such Indebtedness is then due and payable. If the Lenders determine that such Casualty Proceeds shall be used for restoration, then the proceeds shall be disbursed from the Casualty Proceeds Account for such restoration in accordance with procedures reasonably determined by the Lenders consistent with construction loan funding principles. Notwithstanding the foregoing, if the Lenders determine that the Casualty Proceeds shall be used for restoration and such Casualty Proceeds are less than $50,000, then such amount shall be disbursed from the Casualty Proceeds Account to the Borrower and the Borrower shall utilize such proceeds solely for restoration of such casualty.

                                  ARTICLE VII:
                              CONDITIONS PRECEDENT

      Section 7.01 Effective Date. This Agreement and the obligations of the Revolving Lenders to make Revolving Loans hereunder shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 13.02):

            (a) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to date such fees have become due and payable, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

            (b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (A) who are authorized to sign the Loan Documents to which the Borrower is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

            (c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower.

            (d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the date of Effective Date.

            (e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

            (f) The Administrative Agent shall have received duly executed Notes payable to the order of each Revolving Lender in a principal amount equal to its initial Commitment dated as of the date hereof.

            (g) The Borrower shall have delivered to the Administrative Agent a Revolving Borrowing Request in the amount of $9,713,224.

            (h) The Administrative Agent shall have received from the Borrower duly executed counterparts of the ORRI Assignments for each Lender or their designee with respect to the Oil and Gas Properties of the Borrower as of the date of such funding as provided for herein.

            (i) The Administrative Agent shall have received from each party thereto duly executed counterparts of the Warrant Agreement.

            (j) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit I. In connection with the execution and delivery of such documents, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens on all of Borrower's Property, as security for the Indebtedness, such Liens being subject only to Excepted Liens identified in clauses (a) through (j) of the definition thereof, but subject to the provisos at the end of such definition.

            (k) The Administrative Agent shall have received an opinion of (i) Eaton & Van Winkle LLP, special New York counsel to the Borrower, (ii) Jackson Walker L.L.P., local counsel in Texas, (iii) Scopelitis, Garvin, Light & Hanson, P.C., local counsel in Indiana, and (iv) local counsel of any other jurisdictions requested by the Administrative Agent, in each case in form and substance acceptable to the Administrative Agent and its counsel.

            (l) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 8.12.

            (m) The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to the Borrower's and its Subsidiaries' Oil and Gas Properties evaluated in the Initial Reserve Report as of the Effective Date.

            (n) The Administrative Agent shall be satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries as well as the Acquisition Properties and shall have received such reports in form and substance as the Administrative Agent may requested related thereto including a Phase I environmental report with respect to certain wells.

            (o) The Administrative Agent shall have completed a review of all litigation affecting the Borrower and shall be satisfied with the status of such matters and the potential impact that such matters may have on the Borrower.

            (p) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 8.03.

            (q) The Administrative Agent shall have received (i) the financial statements referred to in Section 8.04(a), (ii) the Initial Reserve Report accompanied by a certificate covering the matters described in Section 9.12(b)(i) through (iii) and (iii) copies of all material contracts or agreements, including, but not limited to, all operating agreements covering the Oil and Gas Properties, as well as all marketing, transportation, and processing agreements related to such Oil and Gas Properties.

            (r) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries, including the Equity Interests of any Guarantor and the Borrower, for each of the following jurisdictions: Nevada and Texas and any other jurisdiction requested by the Administrative Agent (other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 10.03).

            (s) The Administrative Agent shall have received from the Borrower an executed and delivered copy of a Swap Agreement, in form and substance, and with respect to volumes, satisfactory to the Administrative Agent, covering the Borrower's and its Subsidiaries Hydrocarbon production in accordance with the requirements of Section 9.16.

            (t) The Acquisition shall have been consummated simultaneously with the funding of the Term Loans and the Revolving Loans and the Administrative Agent shall have received and be satisfied with its review of (i) a certificate of a Responsible Officer of the Borrower certifying: (A) that the Borrower is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated by the Acquisition Documents; (B) as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment; (C) that attached thereto is a true and complete list of the Oil and Gas Properties that have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as (1) title defect, (2) preferential purchase right, (3) environmental or (4) casualty loss; (D) that attached thereto is a true and complete list of all Acquisition Properties for which the Seller has elected to cure a title defect, (E) that attached thereto is a true and complete list of all Acquisition Properties for which the Seller has elected to remediate an adverse environmental condition, (F) the Acquisition Properties are the Oil and Gas Properties identified as the "Acquisition Properties" evaluated in the Initial Reserve Reports and (G) that attached thereto is a true and complete list of all Acquisition Properties that are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (ii) a true and complete executed copy of each of the Acquisition Documents; (iii) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; and (iv) such other related documents and information as the Administrative Agent shall have reasonably requested.

            (u) The Administrative Agent shall have received a letter from Eaton & Van Winkle LLP evidencing the appointment of such law firm as authorized agent for service of process on each of the Borrower and each Obligor (as defined in the Guaranty Agreement) under each Loan Document to which it is a party.

            (v) The Administrative Agent shall have completed and be satisfied with its due diligence review of the Borrower and its operations, including title, environmental, engineering, marketing, operations, land, financial condition and such other matters as the Administrative Agent may reasonably determine.

            (w) The Administrative Agent shall have received and reviewed, with results satisfactory to the Lenders an employment agreement between the Borrower and Thomas Kaetzer (the "Employment Agreement"), which Employment Agreement shall include employment terms that are acceptable to the Administrative Agent.

            (x) The Administrative Agent shall have received Letters-in-Lieu executed in blank by the Borrower and any Loan Party as applicable, with respect to the Security Instruments in such quantity as the Administrative Agent may reasonably request.

            (y) The Administrative Agent shall have received Direction Letters executed in blank by the Borrower and any Loan Party as applicable, in such quantity as the Administrative Agent may reasonably request.

            (z) Since December 31, 2006, there shall not have been any disruption or adverse change in the financial or capital markets.

            (aa) Satisfactory due diligence review of the Borrower's material agreements, including, but not limited to, satisfactory review of the operating agreements governing the Oil and Gas Properties, the drilling contracts, marketing agreements, transportation agreements and processing agreements.

            (bb) The Administrative Agent shall be reasonably satisfied with the potential plugging and abandonment liabilities associated with the Oil & Gas Properties, including, without limitation, the bonding or collateralization obligations of the Borrower associated therewith.

            (cc) Each of the Borrower and each of its Subsidiaries shall be in full compliance with all financial obligations under any document or agreement enforceable against it.

            (dd) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Revolving Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 13.02) at or prior to 10:00 a.m., New York City time, on April 30, 2007 (and, in the event such conditions are not so satisfied or waived, the Commitments and this Agreement shall terminate at such time).

      Section 7.02 Term Draw. The obligations of the Term Lenders to make the Term Loans pursuant to Section 2.01 (the "Term Loans") shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 13.02):

            (a) The conditions set forth in Section 7.01 shall have been satisfied (or waived in accordance with Section 13.02). (b) The Administrative Agent shall have received duly executed Notes payable to the order of each Term Lender in a principal amount equal to its Term Loan Commitment.

            (c) The Administrative Agent shall have received a Term Loan Borrowing Request in an amount equal to Twenty Million Three Hundred Thousand Dollars ($20,300,000).

The Administrative Agent shall notify the Borrower and the Lenders when the foregoing conditions have been met, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make the Term Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 13.02) at or prior to 10:00 a.m., New York City time, on the Effective Date (and, in the event such conditions are not so satisfied or waived, the Term Loan Commitments shall terminate at such time).

      Section 7.03 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding) is subject to the satisfaction of the following conditions:

            (a) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

            (b) At the time of and immediately after giving effect to such Borrowing, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

            (c) The representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing, such representations and warranties shall continue to be true and correct as of such specified earlier date.

            (d) The making of such Loan would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

            (e) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03.

Each request for a Revolving Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 7.03(a) through (e).

      Section 7.04 Conditions Precedent for the Benefit of the Lender. All conditions precedent to the obligations of the Lenders to make any advance is imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any advance in the absence of strict compliance with such conditions precedent.

      Section 7.05 No Waiver. No waiver of any condition precedent shall preclude the Lenders from requiring such condition to be met prior to making any subsequent advance of the Loans.

                                 ARTICLE VIII:
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that each of the following statements is true and correct on the date hereof (and after giving effect to the Transactions), and will be true and correct on the occasion of each Borrowing, and the delivery of each compliance certificate except to the extent such representations and warranties are expressly limited to an earlier date:

      Section 8.01 Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

      Section 8.02 Authority; Enforceability. The Transactions are within the Borrower's and each Guarantor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document and Acquisition Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 8.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents that, if not made or obtained, would not cause a Default hereunder, could not have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents).

      Section 8.04 Financial Condition; No Material Adverse Change.

            (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2006, reported on by Malone & Bailey PC, independent public accountants and (ii) as of and for the first month and the portion of the fiscal year ended January 31, 2007, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

            (b) Since March 1, 2007, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

            (c) Neither the Borrower nor any Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

      Section 8.05 Litigation.

            (a) Except as set forth on Schedule 8.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or involving the Acquisition
(i) that are not fully covered by insurance, (ii) that involve any Loan Document any Acquisition Document or the Transactions or (iii) that could impair the consummation of the Acquisition on the time and in the manner contemplated by the Acquisition Documents.

            (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 8.05.

      Section 8.06 Environmental Matters. Except for such matters as set forth on Schedule 8.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower:

            (a) the Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

            (b) the Borrower and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or its Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

            (c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or threatened against the Borrower or its Subsidiaries or any of their respective Properties or as a result of any operations at the Properties;

            (d) none of the Properties contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

            (e) there has been no Release or threatened Release, of Hazardous Materials at, on, under or from any of Borrower's or its Subsidiaries' Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

            (f) neither the Borrower nor its Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower's or its Subsidiaries' Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

            (g) there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower's or its Subsidiaries' Properties that would reasonably be expected to form the basis for a claim for damages or compensation and there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and

            (h) the Borrower and its Subsidiaries have provided to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower's or its Subsidiaries' possession or control and relating to their respective Properties or operations thereon.

      Section 8.07 Compliance with the Laws and Agreements; No Defaults.

            (a) Each of the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business.

            (b) Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.

            (c) No Default has occurred and is continuing.

      Section 8.08 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

      Section 8.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

      Section 8.10 ERISA.

            (a) As of the Effective Date, neither the Borrower nor any Subsidiaries has or has had any Plan in effect. The Borrower, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

            (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

            (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

            (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated within the past five years. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

            (e) Full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

            (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

            (g) Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

            (h) Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

            (i) Neither the Borrower, the Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

      Section 8.11 Disclosure; No Material Misstatements. None of the written information, statements, exhibits, certificates, documents or reports furnished to either the Administrative Agent or the Lenders by the Borrower or any of its Affiliates in connection with the negotiation of this Agreement and the other Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Affiliates taken as a whole. There is no fact peculiar to the Borrower or any of its Affiliates which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement, the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent and the Lenders by or on behalf of the Borrower or its Affiliates prior to, or on, the Effective Date in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report taken as a whole that are based upon or include misleading information or fail to take into account material information regarding the matters reported therein which is (i) supplied by or on behalf of the Borrower or (ii) though the information is not supplied by the Borrower, the Borrower has actual knowledge of its misleading nature.

      Section 8.12 Insurance. Schedule 8.12 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance that are owned or held by or on behalf of the Borrower and its Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all Governmental Requirements and all agreements to which the Borrower is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of the Borrower and its Subsidiaries in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; will remain in full force and effect through the respective dates set forth in Schedule 8.12 without the payment of additional premiums, except for policies for which premiums were based on estimated amounts and are subject to periodic adjustments; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement and the Loan Documents. Neither the Borrower nor any Subsidiary (nor to Borrower's knowledge any prior owner of the Oil and Gas Properties) has been refused any insurance with respect to its assets or operations, nor has it been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any insurance or with which it has carried insurance during the last three years. The Collateral Agent, the Administrative Agent and the Lenders have been or will be on or before the Effective Date named as additional insureds in respect of such liability insurance policies and the Collateral Agent has been named as loss payee with respect to property loss insurance. provisions in said insurance policy or policies shall provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Collateral Agent.

      Section 8.13 Restriction on Liens. Neither the Borrower nor any of the Subsidiaries is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Collateral Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

      Section 8.14 Subsidiaries. Except as set forth on Schedule 8.14, the Borrower has no Subsidiaries and the Borrower has no Foreign Subsidiaries.

      Section 8.15 Location of Business and Offices. The Borrower's jurisdiction of organization is Nevada; the name of the Borrower as listed in the public records of its jurisdiction of organization is Baseline Oil & Gas Corp.; and the organizational identification number of the Borrower in its jurisdiction of organization is C2466-2004 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 9.01(m) in accordance with
Section 13.01). The Borrower's principal place of business and chief executive offices are located at the address specified in Section 13.01 (or as set forth in a notice delivered pursuant to Section 9.01(m) and Section 13.01(c)). Each Subsidiary's jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 8.14 (or as set forth in a notice delivered pursuant to Section 9.01(m)).

      Section 8.16 Properties; Titles, Etc.

            (a) Each of the Borrower and the Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 10.03. After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower's or such Subsidiary's net revenue interest in such Property.

            (b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

            (c) The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

            (d) All of the Properties of the Borrower and the Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

            (e) The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons.

      Section 8.17 Maintenance of Properties. Except as set forth on Schedule 8.17, the Oil and Gas Properties (and Properties unitized therewith) of Borrower and its subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, (a) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower's or its Subsidiaries' past practices.

      Section 8.18 Gas Imbalances, Prepayments. As of the date hereof, except as set forth on Schedule 8.18, (a) on a net basis there are no gas imbalances, take or pay or other prepayments that would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (b) no material gas imbalances presently exist with respect to any of the Borrower's Oil and Gas Properties, (c) none of the Borrower's Oil and Gas Properties are subject to any contractual or other arrangement whereby payment for production therefrom is to be deferred for a substantial period of time after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) and (d) none of the Oil and Gas Properties of the Borrower is subject to a contractual or other arrangement for the sale of oil or gas production for a fixed price which cannot be canceled on 90 days (or less) notice or which contains terms which are not customary in the industry. None of the Oil and Gas Properties of Borrower is subject at present to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

      Section 8.19 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 8.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrower's or its Subsidiaries' Oil and Gas Properties (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six months from the date hereof. All proceeds from the sale of the Borrower's interests in Hydrocarbons from its Oil and Gas Properties will, after the Effective Date, be paid in full to the Borrower by the purchaser thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other Person.

      Section 8.20 Swap Agreements. Schedule 8.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 9.01(f), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

      Section 8.21 Use of Loans. The proceeds of the Loans shall be used only
(a) to provide funding in connection with the Acquisition, (b) repay New Albany Debt, (c) to pay closing costs and fees related to the Transaction, and (d) to provide working capital for development drilling and completion expenditures that are provided for in the then current approved Development Plan on Oil and Gas Properties owned by the Borrower or its Subsidiaries (including those acquired under the Acquisition). The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

      Section 8.22 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

      Section 8.23 Material Agreements. Set forth on Schedule 8.23 hereto is a complete and correct list of all material agreements and other instruments of the Borrower and its Subsidiaries setting forth each counterparty thereto (other than the Loan Documents) relating to the purchase, transportation by pipeline, gas processing, marketing, development, sale and supply of Hydrocarbons, farmout arrangements, joint operating agreements, contract operating agreements or other material contracts (excluding oil and gas leases of the Borrower) to which the Borrower is a party on or after the Effective Date or by which its Properties is bound on or after the Effective Date (collectively "Material Agreements") and copies of such documents have been provided to the Administrative Agent. All such agreements are in full force and effect and the Borrower is not in default thereunder, nor is there any uncured default by any Affiliate predecessor in interest to the Borrower or, to the Borrower's knowledge, by any predecessor in interest to the Borrower (other than an Affiliate predecessor) or counterparty thereto, nor has the Borrower altered any material item of such agreements since the Effective Date without the prior written consent of the Lenders.

      Section 8.24 No Brokers. Except as set forth on Schedule 8.24, no Person is entitled to any brokerage fee or finders fee or similar fee or commission in connection with arranging the Loans contemplated by this Agreement.

      Section 8.25 Reliance. In connection with the negotiation of and the entering into this Agreement, the Borrower acknowledges and represents that none of the Lenders, the Administrative Agent or any representative of any of the foregoing is acting as a fiduciary or financial or investment advisor for it; it is not relying upon any representations (whether written or oral) of such Persons; it has consulted with its own legal, regulatory, tax, business investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by any Lender, the Administrative Agent or any representative of any of the foregoing; it has not been given by any Lender, the Administrative Agent or any representative of any of the foregoing (directly or indirectly through any other Person) any advice, counsel, assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement or the transactions contemplated hereby; and it is entering into this Agreement and the other Loan Documents with a full understanding of all of the risks hereof and thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks.

      Section 8.26 Investments and Guaranties. The Borrower has not made any investments in, advances to or guaranties of the obligations of any Person, except as reflected in the financial statements described in Section 9.01(a).

      Section 8.27 Acquisition. The copies of the Acquisition Documents delivered by the Borrower to the Administrative Agent are true, accurate and complete and have not been amended or modified in any manner, other than pursuant to amendments or modifications previously delivered to the Administrative Agent. No party to any Acquisition Document is in default in respect of any material term or obligation thereunder.

      Section 8.28 Payments by Purchasers of Production. All proceeds from the sale of the Borrower's interests in Hydrocarbons from its Oil and Gas Properties are currently being paid in full to the Borrower by the purchaser thereof on a timely basis and at prices and terms comparable to market prices and terms generally available at the time such prices and terms were negotiated for oil and gas production from producing areas situated near such Oil and Gas Properties, and none of such proceeds are currently being held in suspense by such purchaser or any other Person.

      Section 8.29 Existing Accounts Payable. Set forth on Schedule 8.29 hereto is a complete and correct list of all existing accounts payable of the Borrower as of the date hereof that are more than 30 days past due.

                                  ARTICLE IX:
                              AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

      Section 9.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Malone & Bailey PC or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

            (b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

            (c) Operating Statements. Borrower shall deliver the following report on a monthly basis within 25 days after the end of each month (all such reports covering the Borrower and its Subsidiaries): internally prepared (and on a comparative basis to the results for the prior 12 months) (i) a report setting forth the volume of crude oil and natural gas produced and saved on a daily basis, the volumes of crude oil and natural gas sold, the prices at which such sales were made and the revenues derived from such sales, gross revenues, net income, related lease operating expenses from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production and lease operating expenses attributable to the Oil and Gas Properties, and any production imbalances incurred during such period (the "Lease Operating Statement" or "LOS"), Borrower may provide estimated data to the extent that it does not have the necessary data to provide actual data at the time the LOS is required, provided that to the extent that Borrower obtains such actual data in the future, such future LOS will incorporate such actual data, (ii) a drilling schedule with respect to the Borrower's and its subsidiaries' Oil and Gas Properties for the next 180 days and (iii) such additional information with respect to any of the Borrower's and its Subsidiaries' Oil and Gas Properties as may be reasonably requested by the Administrative Agent.

            (d) Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 9.01(a), Section 9.01(b) or
Section 9.01(c), a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
Section 9.13(b) and Section 10.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 8.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

            (e) Certificate of Financial Officer - Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Subsidiaries, then concurrently with any delivery of financial statements under Section 9.01(a) or Section 9.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

            (f) Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 9.01(a), Section 9.01(b) and Section 9.01(c), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional principal amounts or volumes, the amount contracted in volumes and as a percentage of the Borrower's and its Subsidiaries' total anticipated production throughout the length of such Swap Agreements, the hedged price(s), interest rate(s) or exchange rates(s), as applicable, and any new or amended credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement) and the net mark-to-market value therefor.

            (g) Certificate of Insurer - Insurance Coverage. Concurrently with any delivery of financial statements under Section 9.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by
Section 9.07, in form and substance satisfactory to the Collateral Agent, and, if requested by the Collateral Agent or any Lender, all copies of the applicable policies.

            (h) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the Board of Directors of the Borrower or any such Subsidiary, to such letter or report.

            (i) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other material reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

            (j) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 9.01.

            (k) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 9.12, a list of all Persons purchasing Hydrocarbons from the Borrower or any Subsidiary.

            (l) Notice of Sales of Oil and Gas Properties. If the Borrower or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with
Section 10.13, prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.

            (m) Information Regarding Borrower and Guarantors. Prompt written notice (and in any event within ten days prior thereto) of any change (i) in the Borrower or any Guarantor's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower or any Guarantor's chief executive office or principal place of business, (iii) in the Borrower or any Guarantor's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower or any Guarantor's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor's federal taxpayer identification number.

            (n) Notice of Litigation/Casualty Events. Prompt written notice, and in any event within five Business Days, of the delivery of any demand letter, or the filing of any lawsuit or arbitration proceeding with an expected potential liability in excess of $100,000, or the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a demand notice, lawsuit, arbitration proceeding, or Casualty Event.

            (o) Notices of Certain Changes. Promptly, but in any event within five Business Days after the execution thereof, copies of any amendment, modification or supplement to the Employment Agreements, the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower, any Guarantor or any Subsidiary.

            (p) Notices Relating to Acquisition. If, after the Effective Date:
(i) the Borrower is required or elects to purchase any of the Acquisition Properties which had been excluded from, or return any of the Acquisition Properties which had been included in, the Acquisition Properties in accordance with the terms of the Acquisition Documents, (ii) the Borrower is required to honor any preferential purchase right in respect of any Acquisition Property which has not been waived, (iii) any matter being disputed in accordance with the terms of the Acquisition Documents is resolved or (iv) the Borrower and the seller(s) calculate and agree upon the "closing adjustment statement" or "post-closing adjustment statement" as contemplated by the Acquisition Documents, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances.

            (q) Operating Reports. The Borrower shall prepare and provide to the Lenders and Administrative Agent the following reports:

                  (i) on a monthly basis by the 25th of each month, a cumulative report through the end of the prior month setting forth all amounts to be disbursed pursuant to Section 6.01(b), including a schedule identifying each category of payments identified as clauses (i) through (v) of Section 6.01(b), with a detailed schedule of all items in each such clause;

                  (ii) on a weekly basis each Monday a weekly operational and production report; and

                  (iii) such other information as the Lenders may reasonably request with respect to drilling, operation or property status matters, including notice of any material changes with regard to oil and gas prices received, contracts or production expenses or any material litigation affecting the operation of the Oil and Gas Properties of the Borrower and any Subsidiaries.

            (r) ORRI Payments. Promptly, but in any event within five days after payment, Borrower shall give notice to the Arranger of all amounts paid to the Lenders or their designees in connection with any overriding royalty interest created under any ORRI Assignment.

            (s) Board of Directors Materials. Promptly following any request therefore, such materials and minutes prepared for and distributed in connection with meetings of or actions taken by the board of directors of the Borrower (other than any materials or information governed by a confidentiality agreement prohibiting the sharing of such information with the Administrative Agent or the Lenders).

            (t) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

      Section 9.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default or the occurrence of any event that with notice or lapse of time, or both, would constitute an Event of Default;

            (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $250,000 not fully covered by insurance, subject to normal deductibles;

            (c) the filing or commencement of any action, suit, proceeding, or arbitration by or on behalf of the Borrower or any of its Subsidiaries claiming or asserting damages in favor of the Borrower or its Subsidiaries valued in excess of $250,000;

            (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      Section 9.03 Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.12.

      Section 9.04 Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Subsidiary.

      Section 9.05 Performance of Obligations under Loan Documents. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

      Section 9.06 Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Subsidiary to:

            (a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements, Environmental Laws, and plugging and abandonment obligations and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

            (b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, and maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

            (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

            (d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

      Section 9.07 Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations but in any event it will maintain at a minimum the types of insurance and in such amounts as reflected on Schedule 8.12. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as "additional insureds" and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent except in the case of a cancellation resulting from the failure to pay premiums in respect of such policy, in which event the insurer will endeavor to give at least 10 days prior notice of such cancellation.

      Section 9.08 Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      Section 9.09 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      Section 9.10 Environmental Matters.

            (a) The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary's Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect;
(ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower's or its Subsidiaries' Properties or any other Property to the extent caused by the Borrower's or any of its Subsidiaries' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower's or its Subsidiaries' Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower's or its Subsidiaries' Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and
(v) establish and implement, and shall cause each Subsidiary to establish and implement, such policies of environmental audit and compliance as may be necessary to continuously determine and assure that the Borrower's and its Subsidiaries' obligations under this Section 9.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

            (b) The Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $50,000, not fully covered by insurance, subject to normal deductibles.

            (c) The Borrower will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

            (d) The Borrower will use reasonable efforts to cause the operator to comply with this Section 9.10, to the extent the Borrower is not the operator of any Property.

      Section 9.11 Further Assurances.

            (a) The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent or the Collateral Agent, as applicable, all such other documents, agreements and instruments reasonably requested by the Administrative Agent or the Collateral Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Collateral Agent, in connection therewith.

            (b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law. A photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. If any Event of Default occurs and is continuing, the Borrower hereby authorizes the Administrative Agent to complete with all pertinent information any Letter-in-Lieu that has been given to the Administrative Agent in connection herewith and deliver such Letter-in-Lieu to any purchaser of production from the Borrower's or its Subsidiaries' Oil and Gas Properties, and neither the Borrower nor any of its Subsidiaries will contest such Letter-in-Lieu and, if notified by such purchaser, the Borrower shall acknowledge to such purchaser that such purchaser should disburse any amounts to the Administrative Agent that such purchaser would otherwise be obligated to disburse to Borrower or any Subsidiary in connection with such Letter-in-Lieu.

      Section 9.12 Reserve Reports.

            (a) With respect to a Semi-Annual Scheduled Redetermination, on or before February 15 (with an as of date of January 1) and August 15 (with an as of date of July 1) of each year, commencing August 15, 2007, the Borrower shall furnish to the Administrative Agent and the Revolving Lenders a Reserve Report. The Reserve Reports shall be prepared by one or more Approved Petroleum Engineers.

            (b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Revolving Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding provided Reserve Report prepared by one or more Approved Petroleum Engineers. For any Interim Redetermination requested by the Administrative Agent pursuant to Section 2.06(b), the Borrower shall provide such Reserve Report with an "as of" date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

            (c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) the information used in developing the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the projections provided in the Reserve Report are reasonable based upon the factual information provided by Borrower in developing such Reserve Report, (iii) the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 10.03, (iv) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (v) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (vi) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule
8.19 had such agreement been in effect on the date hereof and (vii) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value of such Mortgaged Properties represent.

            (d) In connection with the delivery of the Reserve Reports to be delivered in Section 9.12(a) above, the Borrower shall also furnish to the Administrative Agent and the Arranger a reserve report with respect to the Oil and Gas Properties conveyed to the Lenders as part of any ORRI Assignment provided to the Lenders under this Agreement.

      Section 9.13 Title Information.

            (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 9.12(a) and Section 9.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 95% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.

            (b) If the Borrower has provided title information for additional Properties under Section 9.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 10.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 95% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

            (c) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 95% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent shall have the right to exercise the following remedy in its sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent. To the extent that the Administrative Agent is not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 95% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 95% of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

      Section 9.14 Additional Collateral; Additional Guarantors.

            (a) Promptly after the end of each month, the Borrower shall review the list of current Mortgaged Properties (as described in Section 9.12(c)(vii)) to ascertain whether the Mortgaged Properties represent at least 95% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. If the Mortgaged Properties do not represent at least 95% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant, as soon as reasonably possible and in any event within 15 days after the end of such month to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided the Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 95% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 9.14(b).

            (b) The Borrower shall promptly cause each Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary to, (i) execute and deliver the Guaranty Agreement or a supplement to the Guaranty Agreement as required by the Administrative Agent, (ii) grant a lien in and to all of the Properties of such Subsidiary (including, without limitation, the Oil and Gas Properties of such Subsidiary) pursuant to a Security Instrument and such other deeds of trust, mortgages, agreements and instruments, in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may request, (iii) pledge all of the Equity Interests of such Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and
(iv) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or the Collateral Agent.

            (c) The Borrower will at all times cause the other material tangible and intangible assets of the Borrower and each Subsidiary to be subject to a Lien of the Security Instruments.

      Section 9.15 ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (b) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (c) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

      Section 9.16 Swap Agreements. The Borrower shall enter into Swap Agreements on or before the Effective Date, the date that the initial Borrowing Base becomes fully available and at each Scheduled Redetermination during the first year after the Effective Date with an Approved Counterparty and with the notional volumes for which, as of the date such Swap Agreement is executed (together with any other Swap Agreements in effect), of at least 75% of the reasonably anticipated projected production from Proved Developed Producing Reserves for each month through the third anniversary of the Effective Date for each of crude oil and natural gas, calculated separately. The Swap Agreements will be in form and substance acceptable to the Administrative Agent. The notional volumes for each additional Swap Agreement shall be established by the Administrative Agent at the time of such agreement. The Borrower shall neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements required hereby.

      Section 9.17 Marketing Activities.

            (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and
(iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) that have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no "position" is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

            (b) All Hydrocarbons produced from the Oil and Gas Properties of Borrower and its Subsidiaries shall be marketed on an arms length basis using one or more Persons that are not Affiliates of the Borrower.

      Section 9.18 Development Plan. Borrower shall at least 30 days prior to each October 1, and March 1, deliver to the Administrative Agent a detailed plan of development with respect to the Borrower's and its Subsidiaries Oil and Gas Properties and other Hydrocarbon Interests setting forth the timing and amount of all Capital Expenditures to be made in connection therewith for the next succeeding six month period and which will be in substantially the form and provide the similar types of information as the Initial Development Plan. The Administrative Agent shall have 30 days to approve or reject any proposed development plan submitted by the Borrower. In the event that the Administrative Agent rejects any proposed development plan presented by the Borrower, the Borrower will review the Agent's reasons for rejecting such development plan and revise its proposed development plan consistent with the Administrative Agent's comments and resubmit a revised development plan to the Administrative Agent within five (5) Business Days of the Administrative Agent's rejection of the proposed development plan and the Administrative Agent shall notify the Borrower if it approves the revised development plan. The Borrower will continue to cooperate with the Administrative Agent as set forth above until such time that a new development plan for the next six month period has been approved.

      Section 9.19 Overriding Royalty Interests.

            (a) As additional consideration for the making of the Loans by the Lenders, the Borrower agrees to and will cause any Subsidiary to, convey to the Lenders or their designees, in undivided shares proportionate to their respective Commitments, an overriding royalty interest in the aggregate amount specified below in and to the Oil and Gas Properties referred to below. The overriding royalty shall be conveyed with respect to each (i) Oil and Gas Property currently owned by the Borrower and any Subsidiary and (ii) any additional Oil and Gas Property acquired by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary acquires an additional interest, in each case, after the effective date through the date this Agreement is terminated.

            (b) The overriding royalty interest in any Oil and Gas Property required to be conveyed shall equal (i) three percent (3.00%) of 8/8ths with respect to all Oil and Gas Properties of Borrower and its Subsidiaries and (ii) two percent (2.00%) of 8/8ths with respect to any Oil and Gas Property acquired by Borrower or any Subsidiary after the Effective Date (in each case, proportionately reduced to the undivided working interest owned by the Borrower and any of its Subsidiaries therein, as such working interest may increase or decrease from time to time in accordance with the provisions of any agreement in effect at the time of creation of the relevant overriding royalty interest). In addition to the above, in the event that the Borrower has not made principal repayments of at least $3,000,000 with respect to the Revolving Loans from the Net Proceeds from the sale of Equity Interests in the Borrower ("Repayment") on or prior to the Repayment Date, Borrower will grant an additional overriding royalty interest of one percent (1.00%) of 8/8ths (proportionately reduced to the undivided working interest owned by the Borrower and any of its Subsidiaries therein, as such working interest may increase or decrease from time to time in accordance with the provisions of any agreement in effect at the time of creation of the relevant overriding royalty interest) in each Oil and Gas Property of the Borrower and its Subsidiaries on the Repayment Date and thereafter on each monthly anniversary date of the Repayment Date the Borrower shall grant an additional overriding royalty interest out of Borrower's and its Subsidiaries' Oil and Gas Properties of one percent (1.00%) of 8/8ths until the earlier to occur of (i) such time that the Repayment has been made or (ii) the Borrower has granted in the aggregate overriding royalty interests in the Borrower's and its Subsidiaries Oil and Gas Properties equal to three percent (3%) of 8/8ths pursuant to this sentence. The overriding royalty shall be subject to the terms and conditions set forth in the form of the ORRI Assignment, and any other agreements currently in existence as of the time of the acquisition of such Properties and validly affecting the underlying leases.

            (c) An overriding royalty interest required to be conveyed hereby:
(i) with respect to any currently owned Oil and Gas Property shall be effective as to Hydrocarbons produced on and after the first day of the calendar month in which this Agreement is executed and with respect to any subsequently acquired Oil and Gas Property or increased interest in a currently owned Oil and Gas Property shall be effective as to Hydrocarbons produced on and after the first day of the calendar month in which the relevant acquisition occurred, (ii) shall be conveyed by a conveyance substantially in the form of the ORRI Assignment executed by the appropriate grantor and filed for recording by the Borrower promptly after the receipt, delivery and recording of applicable assignments into the Borrower or any Subsidiary establishing its interest of record in any Oil and Gas Properties and shall be delivered by the Borrower to the Lenders or their designees promptly after its return from recording and (iii) shall survive any termination of this Agreement.

            (d) If, prior to finalization of the division order process, the Borrower or any Subsidiary receives proceeds of production from a well with respect to which the Borrower or any Subsidiary is required to convey an overriding royalty interest under this Section 9.19, the Borrower shall estimate the amount of such revenue payable on account of the overriding royalty interest and shall pay or cause the relevant subsidiary to pay such estimated proceeds to the Lenders; provided that, upon the completion of the division order process, if any amounts are determined to have been overpaid or underpaid to the Lenders or their designees, the Borrower or any relevant Subsidiary and the Lenders or their designees shall promptly make appropriate adjustments among themselves to give effect to the correct division of interests, retroactive to the effective date of such overriding royalty interest.

            (e) Within sixty days (60) after the end of each fiscal quarter, the Borrower will prepare a summary of all wells spudded on the Oil and Gas Properties of the Borrower or any Subsidiary during the preceding fiscal quarter. Such summary shall indicate the date each well was completed (or anticipated to be completed) and those wells for which an overriding royalty interest pursuant to Section 9.19(c) above has been recorded in the appropriate land records and delivered to the Lenders. For those wells where no overriding royalty interest has been filed of record, an approximate date of when the Borrower expects such overriding royalty interest to be recorded.

            (f) As of the date hereof, Borrower is executing and delivering a blanket ORRI Conveyance with respect to all of Borrower's Oil and Gas Properties in Owen County, Indiana. The County Recorder of Owen County Indiana has indicated that the Recorder's Office will not accept a blanket ORRI Conveyance and that only an ORRI Conveyance affecting only a single lease is acceptable for filing in Owen County Indiana. Borrower agrees that at the request of the Lenders, from time to time, Borrower will execute, acknowledge and deliver such number of ORRI Conveyances with respect to Borrower's Oil and Gas Properties located in Owen County Indiana each affecting only a single lease and otherwise in suitable form for filing in Owen County, Indiana so that the Lender's have obtained an overriding royalty interest with respect all of Borrower's Oil and Gas Properties in Owen County, Indiana as contemplated in the original blanket ORRI Conveyance. Upon execution and delivery of such additional ORRI Conveyances, Borrower shall cause such ORRI Conveyances to be filed in the appropriate filing office in Owen County, Indiana.

      Section 9.20 Equity Raise. The Borrower shall cause a sale of the Borrower's Equity Interests such that Borrower will receive Net Proceeds of at least $3,000,000 on or before the date that is 180 days after the date of the Effective Date. Borrower will have an underwriter reasonably acceptable to Administrative Agent in place with respect to this sale of the Equity Interests within 90 days of the Effective Date. The proceeds of such sale of Equity Interests will be used to repay the Loans on the date of the consummation of the sale of such Equity Interests.

      Section 9.21 Right of First Refusal. If at any time during the term of this Agreement, Borrower or its Subsidiaries desires to develop any Oil and Gas Properties or other project for which there is insufficient funding available from Borrower's equity capital, Borrower shall present to Administrative Agent a financing request for such projects at least 30 days prior to the proposed start date for such project and/or closing date for such transaction, including, without limitation, all financial data that Borrower has developed with respect to such projects, and any other information which Administrative Agent may reasonably request so as to enable Administrative Agent to evaluate and determine whether Administrative Agent shall offer to finance such proposed project through this Agreement or another facility agented by the Administrative Agent and with the Lenders as the lenders thereunder. Any such offer to finance a proposed project by Administrative Agent shall be accepted by the Borrower so long as the terms of such offer (a) are reasonable compared generally to financing then being obtained in the region for similar projects and (b) are not less favorable to the Borrower than financing proposals it has received from other third-parties relating to the proposed project.

      Section 9.22 Separate Entity. Borrower will, (a) take all necessary steps to maintain its separate entity identity and records, (b) will not commingle any assets or business functions with any other Person, (c) maintain separate financial statements, (d) not assume or guarantee the debts, liabilities or obligations of others, (e) hold itself out to the public and creditors as an entity separate from others, (f) not commit any fraud or misuse of the separate entity legal status or any other injustice or unfairness, (g) not maintain its assets in such a manner that it will be costly or difficult to segregate ascertain or identify its individual assets from those of its partners or Affiliates, (h) not take any action that might cause it to become insolvent, (i) not fail to hold appropriate meetings (or act by unanimous written consent) to authorize all appropriate actions, or fail in authorizing such actions, to observe all formalities required by the laws of the State of Nevada, or fail to observe all formalities required by its organizational documents, (j) not hold itself out to be responsible for the debts of another Person and (k) not share any common logo with or hold itself out as or be considered as a department or division of its partners, an Affiliate, or any other person or entity.

      Section 9.23 Directors of Borrower; Observers. The Administrative Agent shall be entitled to have one or more observers (the "Agent Observers") attend any regular meeting of the Directors of the Borrower. The Agent Observers shall not be entitled to vote on matters presented to or discussed by the Directors of the Borrower at any such meeting. The Agent Observers shall be timely notified of the time and place of any such meeting and will be given written notice of all proposed actions to be taken by the Directors of the Borrower at any such meeting as if the Agent Observers were members of the Directors of the Borrower. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at any such meeting (or the proposed actions to be taken by written consent without a meeting). The Agent Observers shall have the right to receive all information provided to the members of the Directors of the Borrower in anticipation of or at any such meeting, in addition to copies of the records of the proceedings or minutes of any such meeting, when provided to the members of the Directors of the Borrower. The Borrower shall reimburse the Agent Observers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with their participation in any such meeting. The Agent Observers shall also have the right to receive all information provided to each member of the Board of Directors (or similar body) of each Subsidiary (if any) of the Borrower (the "Other Boards"), in anticipation of or at all meetings thereof (whether regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meetings, when provided to the members of such Other Boards. The Borrower will also furnish or will cause to be furnished to Administrative Agent and its counsel a copy of each written consent without a meeting adopted by the Directors of the Borrower or any of the Other Boards not later than five (5) days after it has been signed by the last signatory thereto. The Directors of the Borrower shall hold a regularly scheduled meeting at least monthly during the six month period following the Effective Date and at least quarterly thereafter. The Borrower shall cause an amendment to its organizational documents to effect this schedule if necessary.

                                   ARTICLE X:
                               NEGATIVE COVENANTS

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, the Borrower covenants and agrees with the Lenders that:

      Section 10.01 Financial Covenants.

            (a) Ratio of Total Debt to EBITDA. The Borrower will not permit the Borrower's ratio of Total Debt as of the last day of any fiscal quarter to annualized EBITDA during the period set forth below to be greater than the ratio for such period set forth below. EBITDA shall be annualized by multiplying the EBITDA as of the end of the applicable fiscal quarter by four.

-------------------------------------------------------------------------------
            Period                                                  Ratio
-------------------------------------------------------------------------------
April 1, 2007 - September 30, 2007                                7.50:1.00
-------------------------------------------------------------------------------
October 1, 2007 - March 31, 2008                                  4.50:1.00
-------------------------------------------------------------------------------
April 1, 2008 - December 31, 2008                                 3.50:1.00
-------------------------------------------------------------------------------
January 1, 2009 - June 30, 2009                                   3.00:1.00
-------------------------------------------------------------------------------
July 1, 2009 - thereafter                                         2.00:1.00
-------------------------------------------------------------------------------

            (b) Ratio of EBITDA to Interest. The Borrower will not permit on the last day of the fiscal quarter set forth below, the Borrower's ratio of EBITDA for the applicable fiscal quarter to Consolidated Interest Expense to be less than the ratio set forth below for the applicable quarter;

--------------------------------------------------------------------------------
              Period                                                Ratio
--------------------------------------------------------------------------------
April 1, 2007 - September 30, 2007                                1.50:1.00
--------------------------------------------------------------------------------
October 1 - December 31, 2007                                     2.00:1.00
--------------------------------------------------------------------------------
January 1, 2008 - June 30, 2008                                   2.50:1.00
--------------------------------------------------------------------------------
July 1, 2008 - thereafter                                         3.00:1.00
--------------------------------------------------------------------------------

            (c) Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, the Borrower's ratio of (i) consolidated current assets (including any undrawn amounts that are committed under this Agreement that Borrower is permitted to draw but excluding non-cash assets under FAS 133) to
(ii) consolidated current liabilities (excluding non-cash obligations under FAS 133 and outstanding amounts under this Agreement), to be less than 1.00:1.00;

            (d) Reserve Ratios to Total Debt. The Borrower will not permit, as of the last day of any fiscal quarter, (i) its ratio of the Net Present Value of Proved Developed Producing Reserves, to Total Debt to be less than 0.90:1.00 at any time prior to September 30, 2007 and 1.00:1.00 thereafter, and (ii) its ratio of the Net Present Value of Total Proved Reserves divided by Total Debt to be less than 1.50:1.00 at any time prior to March 31, 2009 and 2.00:1.00 thereafter. The foregoing ratios shall be determined by reference to the most recent Reserve Report, based on pricing parameters determined by Arranger.

(e) Calculations of Consolidated Net Income and Debt. For purposes of Section 10.01, notwithstanding anything herein to the contrary, (a) in calculating Consolidated Net Income as of the end of any fiscal quarter for purposes of determining EBITDA the Borrower shall use the lesser of (i) the actual General and Administrative Costs incurred by Borrower and its Subsidiaries or (ii) $225,000 and (b) in calculating Debt, the Debt shown in item 1 on Schedule 8.23 shall not be included as Debt.

      Section 10.02 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

            (a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

            (b) Debt of the Borrower and its Subsidiaries existing on the date hereof that is reflected in the Financial Statements.

            (c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business that are not greater than sixty (60) days past the date of invoice or delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

            (d) Debt under Capital Leases not to exceed $100,000.

            (e) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.

            (f) intercompany Debt between the Borrower and any Subsidiary or between Subsidiaries; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided, further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.


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

      Section 10.03 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except (a) Liens securing the payment of any Indebtedness and the Secured Hedge Obligations and (b) Excepted Liens.

      Section 10.04 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (b) Wholly-Owned Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

      Section 10.05 Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

            (a) Investments reflected in the Financial Statements or that are disclosed to the Lenders in Schedule 10.05.

            (b) accounts receivable arising in the ordinary course of business.

            (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

            (d) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Rating Group or Moody's Investors Service, Inc., respectively.

            (e) deposits in money market funds investing exclusively in Investments described in Section 10.05(c) or Section 10.05(d).

      Section 10.06 Nature of Business; International Operations. The Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

      Section 10.07 Limitation on Leases. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements that would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $500,000 in any period of twelve consecutive calendar months during the life of such leases.


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

      Section 10.08 Sale and Leasebacks. The Borrower will not enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower shall then or thereafter rent or lease such Property or any part thereof or other Property that the Borrower intends to use for substantially the same purpose or purposes as the Property sold or transferred.

      Section 10.09 Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section
8.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

      Section 10.10 ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time:

            (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

            (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, a Subsidiary or any ERISA Affiliate to the PBGC.

            (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

            (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.

            (e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.


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

            (f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

            (g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or a Subsidiary or with respect to any ERISA Affiliate of the Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

            (h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

            (i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

            (j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

      Section 10.11 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

      Section 10.12 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a "consolidation"); provided that any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any other Subsidiary and if one of such Subsidiaries is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary.


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

      Section 10.13 Sale of Properties. The Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer any Property except for the sale of Hydrocarbons in the ordinary course of business; farmouts of acreage that contain no Proved Reserves and assignments in connection with such farmouts; the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; and sales or other dispositions of Oil and Gas Properties or any interest therein or Subsidiaries owning Oil and Gas Properties, provided that no such sale or sales or dispositions during any twelve-month period is of Oil and Gas Properties having a value of $100,000.

      Section 10.14 Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have costs associated therewith in excess of $250,000 or result in a Material Adverse Effect.

      Section 10.15 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

      Section 10.16 Material Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into or amend or otherwise modify any Material Agreement or any other contract or agreement that involves an individual commitment from such Person of more than $100,000 in the aggregate in any twelve month period (except for such contracts and agreements that relate to the projects contemplated in the Development Plan) with all such new or modified Material Agreements related to projects contemplated in the Development Plan to be in form and substance reasonably satisfactory to the Administrative Agent.

      Section 10.17 Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 9.14(b). The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 10.13(d). Neither the Borrower nor any Subsidiary shall have any Foreign Subsidiaries.

      Section 10.18 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.


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

      Section 10.19 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 50,000 Mcf of gas (on an Mcfe equivalent basis) in the aggregate.

      Section 10.20 Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than the Swap Agreements required pursuant to Section 9.16 or as otherwise agreed by the Administrative Agent. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures except to the extent any such Swap Agreements are secured by the Security Instruments as permitted by the terms of this Agreement. Other than as to a counterparty that is a Lender or an Affiliate of any of the Lenders, no Swap Agreement shall contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

      Section 10.21 Limitation on Capital Expenditures. Except as expressly provided for in the then current approved Development Plan, (a) during the first year after the Effective Date, the Borrower will not, and will not permit any of its Subsidiaries to, make more than $100,000 in Capital Expenditures or other costs associated with the exploration and development of Borrower's and its Subsidiaries' Oil and Gas Properties (excluding normal lease operating expenses) and (b) thereafter, the Borrower will not, and will not permit any of its Subsidiaries to, make more than $100,000 in Capital Expenditures or other costs associated with the exploration and development of Borrower's and its Subsidiaries' Oil and Gas Properties (excluding normal lease operating expenses).

      Section 10.22 Certain Activities. The Borrower shall not, and shall not permit any Subsidiary to, without the written consent of each Lender, (a) take any action not in the ordinary course of the business of the Borrower (unless such action could not reasonably be expected to have a Material Adverse Effect),
(b) file or settle any litigation or arbitral proceedings, or release claim, for amount in excess of $250,000 in the aggregate, (c) either singly or jointly, directly or indirectly, commence, join any other Person in commencing, or authorize a trustee or other Person acting on its behalf or on behalf of others to commence, any voluntary bankruptcy, reorganization, arrangement, insolvency, liquidation, or receivership under the laws of the United States or any state thereof or (d) make a general assignment for the benefit of its creditors.

      Section 10.23 Net Sales. The Borrower shall not permit the net sales volume of Hydrocarbons from the Borrower's and its Subsidiaries' Oil and Gas Properties for the periods indicated on Schedule 10.23 to be less than the amount for such period as set forth in Schedule 10.23. The Borrower will provide the Administrative Agent with evidence that the preceding is being satisfied within 30 days after the end of each quarter.


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      Section 10.24 G&A Costs. Without the prior consent of the Lenders the
Borrower shall not incur and shall not permit any Subsidiary to incur General and Administrative Costs on a quarterly basis in excess of $400,000.

      Section 10.25 Press Release. Without the prior consent of each Lender or as may be required by applicable Governmental Authority or stock exchange rule, the Borrower shall not issue any press release or make any public announcement concerning this Agreement or the credit facility being provided in connection herewith, provided, however, that the consent provisions of this Section 10.25 shall not impede or preclude the Borrower from filing its Current Report on Form 8-K with the Securities and Exchange Commission, not later than the third business day following the execution hereof.

      Section 10.26 Acquisition Documents. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or supplement any of the Acquisition Documents if the effect thereof could reasonably be expected to have a Material Adverse Effect (and provided that the Borrower promptly furnishes to the Administrative Agent a copy of such amendment, modification or supplement).

                                   ARTICLE XI:
                           EVENTS OF DEFAULT; REMEDIES

      Section 11.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

            (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 11.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two Business Days.

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

            (d) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 9.01(m), Section 9.02,
Section 9.03, Section 9.07 or in ARTICLE X.

            (e) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), Section 11.01(b) or Section 11.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default; provided, however, for purposes of
Section 3.03, payment of Post Default Rate interest shall begin to accrue as of the date of such default.


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

            (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof.

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.

            (i) the Borrower or any Subsidiary shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 11.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or any stockholder of the Borrower shall make any request or take any action for the purpose of calling a meeting of the stockholders of the Borrower to consider a resolution to dissolve and wind-up the Borrower's affairs.

            (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

            (k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 to the extent no covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment.


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

            (l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Subsidiary or any of their Affiliates shall so state in writing.

            (m) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $250,000 in any year or (ii) $500,000 for all periods.

            (n) Any Governmental Authority (i) revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, (ii) the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, (iii) the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; and, in each case, (A) such revocation, failure or loss could reasonably be expected to have a Material Adverse Effect and (B) such Default remains unremedied for a period of 30 days after the earlier of (1) the date upon which a Responsible Officer knew or reasonably should have known of such Default and (2) the date upon which written notice thereof is given to the Borrower by the Administrative Agent.

            (o) The Borrower or any Subsidiary fails to duly observe, perform or comply with any agreements with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to the Borrower or to the Borrower and its Subsidiaries on a consolidated bases, and such failure is not remedied within the applicable grace period (if any) provided in such agreement or instrument.

            (p) a Change in Control shall occur.

            (q) Thomas Kaetzer is no longer President and Chief Executive Officer of the Borrower and a replacement suitable to Administrative Agent has not been found within 60 days of such event.


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

      Section 11.02 Remedies.

            (a) In the case of an Event of Default other than one described in
Section 11.01(h), Section 11.01(i) or Section 11.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate any or all of the Commitments, the Term Loan Commitments and thereupon the applicable commitments shall terminate immediately and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 11.01(h), Section 11.01(i) or Section 11.01(j), all of the Commitments, the Term Loan Commitments shall automatically terminate and the Notes and the principal of all of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

            (b) In the case of the occurrence of an Event of Default, the Administrative Agent, the Collateral and the Lenders will have all other rights and remedies available at law and equity.

            (c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

                  (i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent and the Collateral Agent in their capacity as such;

                  (ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Revolving Lenders;

                  (iii) third, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Term Lenders

                  (iv) fourth, pro rata to payment of accrued interest on the Revolving Loans;

                  (v) fifth, pro rata to payment of principal outstanding on the Revolving Loans and Indebtedness referred to in Clause (b) of the definition of Indebtedness owing to a Lender or an Affiliate of a Lender;

                  (vi) sixth, pro rata to payment of accrued interest on the Term Loans;

                  (vii) seventh, pro rata to payment of principal outstanding on the Term Loans;

                  (viii) eighth, pro rata to any other Indebtedness;


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

                  (ix) ninth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                  ARTICLE XII:
                                   THE AGENTS

      Section 12.01 Appointment; Powers. Each of the Lenders hereby appoints Drawbridge Special Opportunities Fund, L.P. as the Administrative Agent. Each of the Lenders hereby authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

      Section 12.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 12.03, and (c) except as expressly set forth herein, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent's satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in ARTICLE VII, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.


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      Section 12.03 Action by Administrative Agent. The Administrative Agent
shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 12.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Collateral Agent shall not have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

      Section 12.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute the Administrative Agent's record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.


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

      Section 12.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this ARTICLE XII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      Section 12.06 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Agent as provided in this Section 12.06, the Agent may resign at any time by notifying the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this
ARTICLE XII and Section 13.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

      Section 12.07 Agents as a Lender. Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

      Section 12.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.


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

      Section 12.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 13.03) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 13.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.


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

      Section 12.10 Authority of Administrative Agent to Release Collateral and Liens. Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower's sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 10.13 or is otherwise authorized by the terms of the Loan Documents.

      Section 12.11 The Arranger. The Arranger shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

                                 ARTICLE XIII:
                                     GENERAL

      Section 13.01 Notices.

            (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 13.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower, to it at Baseline Oil & Gas Corp., 11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060 Tel: (713) 705-2639,
Fax: 281-445-5888, Attention: Thomas R. Kaetzer;

                  (ii) if to the Administrative Agent, to it at Drawbridge Special Opportunities Fund LP, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Fax: (646) 224-8716, Attention: Constantine Dakolias;

                  (iii) if to the Arranger, to it at Petrobridge Investment Management LLC, 1600 Smith Street, Suite 4250, Houston, TX 77002, Attention of Michael R. Keener (Telephone No. (713) 498-3860; Telecopy No. (713) 490-3867); and

                  (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise specifically provided for in this Agreement or otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


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

      Section 13.02 Waivers; Amendments.

            (a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 13.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Revolving Lender without the written consent of such Revolving Lender, (ii) increase the Borrowing Base without the written consent of each Revolving Lender, decrease or maintain the Borrowing Base without the consent of the Majority Revolving Lenders or modify in any manner
Section 2.06 without the consent of each Revolving Lender, (iii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender, (v) postpone or extend the Term Maturity Date without the consent of all of the Term Lenders or postpone or extend the Revolving Maturity Date without the consent all of the Revolving Lenders (vi) change
Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vii) waive or amend Section 9.14 or change the definition of the terms "Subsidiary", without the written consent of each Lender, (viii) release any Guarantor (except as set forth in the Guaranty Agreement), release any of the collateral (other than as provided in Section 12.10), or reduce the percentage set forth in Section 9.14(a) without the written consent of each Lender, or change any of the provisions of this Section 13.02(b) or the definitions of "Majority Lenders" or any other provision hereof (other than the preceding subsection (ix)) specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or Collateral Agent, as applicable. Notwithstanding the foregoing, any supplement to Schedule 8.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.


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

      Section 13.03 Expenses, Indemnity; Damage Waiver.

            (a) The Borrower shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 13.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

            (b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY


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

INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) THE FAILURE TO DISCLOSE ANY MATERIAL INFORMATION WITH RESPECT TO THE BORROWER, ANY OF ITS SUBSIDIARIES OR ANY OF THE COLLATERAL TO BE PLEDGED UNDER ANY LOAN DOCUMENT, (v) ANY WASTE OF THE COLLATERAL PLEDGED UNDER ANY LOAN DOCUMENT, (vi) ANY FRAUD, MISAPPROPRIATION OF FUNDS, THEFT OR OTHER ILLEGAL ACTIVITY BY THE BORROWER, ANY OF ITS SUBSIDIARIES OR ANY RELATED PARTY OF THE FOREGOING, (vii) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (viii) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (ix) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (x) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (xi) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (xii) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (xiii) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xiv) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xv) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xvi) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xvii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or the Arranger under Section 13.03(a) or (b), each Lender severally agrees to pay to such Agent or the Arranger, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or the Arranger in its capacity as such.


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

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

            (e) All amounts due under this Section 13.03 shall be payable promptly after written demand therefor.

      Section 13.04 Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 13.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in Section 13.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) without the prior written consent of the Borrower.

                  (ii) Provided that such Assignments shall be subject to the following conditions:

                        (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                        (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;


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

                        (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500; and

                        (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Subject to Section 13.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02 and Section 13.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
Section 13.04(c).

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.04(b) and any written consent to such assignment required by Section 13.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 13.04(b).

            (c) (i) Any Lender may, without the consent of the Borrower and the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 13.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 13.03. Subject to Section 13.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 and Section 5.02 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 4.01(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 5.02 unless the Borrower is notified of the participation sold to such Participant.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (e) Notwithstanding any other provisions of this Section 13.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

      Section 13.05 Survival; Revival; Reinstatement.

            (a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02 and Section
13.03 and ARTICLE XII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

            (b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's, the Collateral Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent, the Collateral Agent and the Lenders to effect such reinstatement.

      Section 13.06 Counterparts; Integration; Effectiveness.

            (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) and delivered in original, facsimile or by electronic mail, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

            (b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent (including the Fee Letter) constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            (c) Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 13.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Section 13.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 13.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

      SECTION 13.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE.

            (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW STATUTES THAT WOULD MANDATORILY REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

            (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO EATON AND VAN WINKLE LLP, WITH OFFICES ON THE DATE HEREOF AT 3 PARK AVENUE, NEW YORK, NEW YORK 10016, AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE BORROWER SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 13.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 13.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

            (d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.09.

      Section 13.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 13.11 Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 13.11 or (ii) becomes available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 13.11, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 13.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Section 13.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 13.12 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 13.12.

      SECTION 13.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

      Section 13.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to those Lenders or their Affiliates which are counterparties to any Swap Agreement with the Borrower or any of its Subsidiaries on a pro rata basis in respect of any obligations of the Borrower or any of its Subsidiaries which arise under any such Swap Agreement while such Person or its Affiliate is a Lender, but only while such Person or its Affiliate is a Lender, including any Swap Agreements between such Persons in existence prior to the date hereof. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

      Section 13.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

      Section 13.16 Securitization. The Borrower hereby acknowledges that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, S&P or one or more other rating agencies (the "Rating Agencies"). The Borrower shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that
(i) any such amendment or additional documentation does not impose material additional costs on the Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrower under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact by Borrower or any Affiliate of Borrower contained in any Loan Document or in any writing delivered by or on behalf of the Borrower or any Affiliate of the Borrower to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission by Borrower or any Affiliate of Borrower to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

      Section 13.17 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                         [SIGNATURES BEGIN ON NEXT PAGE]

      The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                           BASELINE OIL & GAS CORP.


                                    By:    /s/ Thomas R. Kaetzer
                                           -------------------------------------
                                    Name:   Thomas R. Kaetzer
                                           -------------------------------------
                                    Title: Chief Executive Officer
                                           -------------------------------------


                                Signature Page 1

ADMINISTRATIVE AGENT:               DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

                                    By: Drawbridge Special Opportunities GP
                                        LLC, its general partner


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                Signature Page 2

LENDER:                             DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

                                    By: Drawbridge Special Opportunities GP
                                        LLC, its general partner


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                    Address: 1345 Avenue of the Americas
                                             46th Floor
                                             New York, New York 10105
                                             Attention: Constantine M. Dakolias,
                                             Chief Credit Officer
                                             Telecopy: 212.202.3685


                                Signature Page 3

LENDER:                             D. B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

                                    By: D.B. Zwirn Partners, LLC,
                                        its general partner


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                    Address: 745 5th Avenue, 18th Floor
                                             New York, New York  10151
                                             Attention: Scott McMurtry
                                             Telecopy: 646.344.4676


                                Signature Page 4

LENDER:                             BERNARD NATIONAL LOAN INVESTORS, LTD.


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                                    Address: 745 5th Avenue, 18th Floor
                                             New York, New York  10151
                                             Attention: Scott McMurtry
                                             Telecopy: 646.344.4676


                                Signature Page 5

                                     ANNEX I
                                   COMMITMENTS

PART A: REVOLVING COMMITMENTS

------------------------------------------------------------------------------------------------------------
                    Name of Revolving Lender                       Applicable Percentage        Commitment*
------------------------------------------------------------------------------------------------------------
Drawbridge Special Opportunities Fund LP                                 50.0000%             $27,350,000.00
------------------------------------------------------------------------------------------------------------
Bernard National Loan Investors, Ltd.                                    42.5000%             $23,247,500.00
------------------------------------------------------------------------------------------------------------
D.B. Zwirn Special Opportunities Fund, L.P.                              07.5000%             $ 4,102,500.00
------------------------------------------------------------------------------------------------------------
TOTAL                                                                   100.0000%             $54,700,000.00
------------------------------------------------------------------------------------------------------------

* Note: These amounts represent the aggregate potential Commitment of the Lenders under this Agreement, and the parties recognize that such amount will be automatically adjusted from time to time as described in the definition of "Commitment"

PART B: TERM LOANS

----------------------------------------------------------------------------------------------------------------
                       Name of Term Lender                         Term Loan Percentage     Term Loan Commitment
----------------------------------------------------------------------------------------------------------------
Drawbridge Special Opportunities Fund LP                                 50.0000%             $10,150,000.00
----------------------------------------------------------------------------------------------------------------
Bernard National Loan Investors, Ltd.                                    42.5000%             $ 8,627,500.00
----------------------------------------------------------------------------------------------------------------
D.B. Zwirn Special Opportunities Fund, L.P.                               7.5000%             $ 1,522,500.00
----------------------------------------------------------------------------------------------------------------
TOTAL                                                                   100.0000%             $20,300,000.00
----------------------------------------------------------------------------------------------------------------


                                     Annex I

                                   EXHIBIT A-1
                             FORM OF REVOLVING NOTE

$[          ]                                                     April 12, 2007

      FOR VALUE RECEIVED, Baseline Oil & Gas Corp., a Nevada corporation (the
"Borrower"), hereby promises to pay to the order of [     ] (the "Revolving
Lender"), at the principal office of Drawbridge Special Opportunities Fund LP
(the "Administrative Agent"), at [    ], the principal sum of [    ] Dollars
($[    ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Revolving Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date, amount, interest rate, Interest Period and maturity of each Revolving Loan made by the Revolving Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Revolving Lender on its books and, prior to any transfer of this Note, may be endorsed by the Revolving Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Revolving Lender. Failure to make any such notation or to attach a schedule shall not affect any Revolving Lender's or the Borrower's rights or obligations in respect of such Revolving Loans or affect the validity of such transfer by any Revolving Lender of this Note.

      This Note is one of the Notes referred to in the Credit Agreement dated as of April 12, 2007 among the Borrower, the Administrative Agent, and the other lenders signatory thereto (including the Revolving Lender), and evidences Revolving Loans made by the Revolving Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

      This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Revolving Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        BASELINE OIL & GAS CORP.


                                        By:    _________________________________

                                        Name:  _________________________________

                                        Title: _________________________________


                                   Exhibit A-1

                                   EXHIBIT A-2
                                FORM OF TERM NOTE

$[          ]                                                     April 12, 2007

      FOR VALUE RECEIVED, Baseline Oil & Gas Corp., a Nevada corporation (the
"Borrower"), hereby promises to pay to the order of [    ] (the "Term Lender"),
at the principal office of Drawbridge Special Opportunities Fund LP (the
"Administrative Agent"), at [    ], the principal sum of [    ] Dollars ($[   ])
(or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Term Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date, amount, interest rate and maturity of each Term Loan made by the Term Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Term Lender on its books and, prior to any transfer of this Note, may be endorsed by the Term Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Term Lender. Failure to make any such notation or to attach a schedule shall not affect any Term Lender's or the Borrower's rights or obligations in respect of such Term Loans or affect the validity of such transfer by any Term Lender of this Note.

      This Note is one of the Notes referred to in the Credit Agreement dated as of April 12, 2007 among the Borrower, the Administrative Agent, and the other lenders signatory thereto (including the Term Lender), and evidences Term Loans made by the Term Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

      This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Term Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        BASELINE OIL & GAS CORP.

                                        By:    _________________________________

                                        Name:  _________________________________

                                        Title: _________________________________


                                   Exhibit A-2

                                   EXHIBIT B-1
                       FORM OF REVOLVING BORROWING REQUEST

                                 April __, 2007

      Baseline Oil & Gas Corp., a Nevada corporation (the "Borrower"), pursuant to Section 2.03(a) of the Credit Agreement dated as of April 12, 2007 (together with all amendments, restatements, supplements or other modifications thereto, the "Credit Agreement") among the Borrower, Drawbridge Special Opportunities Fund LP, as Administrative Agent and the other agents and lenders (the "Lenders") which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

      (i) Aggregate amount of the requested Revolving Borrowing is $_______;

      (ii) Date of such Revolving Borrowing is __________;

      (iii) Amount of Borrowing Base in effect on the date hereof is $_________;

      (iv) Total Revolving Exposures on the date hereof (i.e., outstanding principal amount of Revolving Loans is $_______; and

      (v) Pro forma total Revolving Exposures (giving effect to the requested Revolving Borrowing) is __________; and

      (vi) Location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04 of the Credit Agreement, is as follows:

_____________________________________________________

_____________________________________________________

_____________________________________________________

      The undersigned certifies that he/she is the [ ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Revolving Borrowing under the terms and conditions of the Credit Agreement.

                                        BASELINE OIL & GAS CORP.

                                        By:      _______________________________

                                        Name:    _______________________________

                                        Title:   _______________________________


                                   Exhibit B-1

                                   EXHIBIT B-2
                       FORM OF TERM LOAN BORROWING REQUEST

                                 April __, 2007

      Baseline Oil & Gas Corp., a Nevada corporation (the "Borrower"), pursuant to Section 2.03(b) of the Credit Agreement dated as of April 12, 2007 (together with all amendments, restatements, supplements or other modifications thereto, the "Credit Agreement") among the Borrower, Drawbridge Special Opportunities Fund LP, as Administrative Agent and the other agents and lenders (the "Lenders") which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

      (i) Aggregate amount of the requested Term Borrowing is $__________;

      (ii) Date of such Term Borrowing is __________;

      (iii) Location and number of the Borrower's account to which funds are to be disbursed is as follows:

_____________________________________________________

_____________________________________________________

_____________________________________________________

      The undersigned certifies that he/she is the [      ] of the Borrower, and
that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Term Borrowing under the terms and conditions of the Credit Agreement.

                                        BASELINE OIL & GAS CORP.

                                        By:      _______________________________

                                        Name:    _______________________________

                                        Title:   _______________________________


                                   Exhibit B-2

                                    EXHIBIT C
                                 FORM OF WARRANT


                                    Exhibit C

                                    EXHIBIT D
                                     FORM OF
                             COMPLIANCE CERTIFICATE

      The undersigned hereby certifies that he/she is the [_____________] of Baseline Oil & Gas Corp., a Nevada corporation (the "Borrower"), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of April 12, 2007 (together with all amendments, restatements, supplements or other modifications thereto being the "Agreement") among the Borrower, Drawbridge Special Opportunities Fund LP, as Administrative Agent, and the other agents and lenders (the "Lenders") which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

      (a) The representations and warranties of the Borrower contained in
ARTICLE VIII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower or any Guarantor pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

      (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

      (c) Since [same date as audited financials in Section 8.04(a)], no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

      (d) There exists no Default or Event of Default [or specify Default and describe].

      (e) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 10.01 and Section 9.14 as of
the end of the [fiscal quarter][fiscal year] ending [     ].

      EXECUTED AND DELIVERED this __ day of April, 2007.

                                   BASELINE OIL & GAS CORP.

                                   By:    ______________________________________

                                   Name:  ______________________________________

                                   Title: ______________________________________


                                    Exhibit D

                                    EXHIBIT E
                        FORM OF ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:             ______________________________

2.   Assignee:             ______________________________
                           [and is an Affiliate/Approved Fund of
                           [identify Lender]]

3.   Borrower:             Baseline Oil & Gas Corp.

4.   Administrative Agent: Drawbridge Special Opportunities Fund LP, as the
                           administrative agent under the Credit Agreement

5.   Credit Agreement:     The Credit Agreement dated as of April 12, 2007 among
                           the Administrative Agent, the Lenders parties thereto, and the Borrower.


                                    Exhibit E

6.   Assigned Interest:

---------------------------------------------------------------------------------------------------------------
                                   Aggregate Amount of
                                Commitment/Loans for all   Amount of Commitment/Loans    Percentage Assigned of
     Commitment Assigned                 Lenders                    Assigned              Commitment/Loans(1)
---------------------------------------------------------------------------------------------------------------
                               $                           $                                             %
---------------------------------------------------------------------------------------------------------------
                               $                           $                                             %
---------------------------------------------------------------------------------------------------------------

Effective Date: _____________ ___, 2007 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                               ASSIGNOR

                                               [NAME OF ASSIGNOR]

                                               By:______________________________
                                                  Title:

                                               ASSIGNEE

                                               [NAME OF ASSIGNEE]

                                               By:______________________________
                                                  Title:

Consented to and Accepted:

Drawbridge Special Opportunities Fund LP as Administrative Agent

By: Drawbridge Special Opportunities GP, LLC,
    its general partner

By_________________________________
  Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By________________________________
  Title:

----------
(1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Lenders of all Lenders thereunder.


                                    Exhibit E

                                                                         ANNEX 1

           STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

      1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.


                                    Exhibit E

                                    EXHIBIT F
                             FORM OF LETTERS-IN-LIEU

[DATE]

________________________
________________________
________________________
________________________

      Re:   Letter-in-Lieu of Transfer Order

Ladies and Gentlemen:

      Enclosed is a copy of a Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated April 12, 2007 (the "Mortgage"), from ___________________, a ___________________
("Mortgagor"), to ______________, as Administrative Agent ("Mortgagee") creating a mortgage lien on the real property described therein and a security interest in the personal property and fixtures described therein.

      Mortgagee understands that, pursuant to division orders, transfer orders or other agreements, you are currently disbursing proceeds of production from one or more of the properties listed on the attached schedule ("Schedule"). Mortgagee requests that you change your records and begin making payment to Mortgagee for the interests of Mortgagor, as shown on Exhibit A to the Mortgage, for the property(ies) from which you are purchasing production and which you have previously credited to Mortgagor, effective as of the date hereof, at the address set forth below:

      In consideration of your acceptance of this Letter-in-Lieu of Transfer Order, Mortgagee hereby ratifies, confirms, adopts and agrees to be bound by all previous sales contracts, division orders and transfer orders heretofore executed by Mortgagor insofar as the same cover and relate to the interest shown on the attached Schedule. Mortgagor hereby agrees to indemnify, save and hold you harmless from and against any and all claims, demands, actions, judgments, damages, liabilities, losses, costs, charges, recoveries and other expense of every nature and character which you at any time shall or may sustain by reason of the payments to Mortgagee of proceeds of production as requested and authorized hereby; provided, however, the aggregate liability of Mortgagee with respect to any warranty, representation, covenant or indemnification contained in this letter or any previous sales contracts, division orders or transfer orders shall be limited to an amount equal to the amounts disbursed by you to Mortgagee hereunder. Recipient will not take any further orders regarding amendments to your records or these payment instructions from Mortgagor unless consented to by Mortgagee.

      In order that we may have a record evidencing your acceptance of this Letter-in-Lieu of Transfer Order, we request that you execute one copy of this letter in the space provided below and return the same to us in the enclosed self-addressed envelope.


                                    Exhibit F

                                           Very truly yours,

                                           MORTGAGOR:

                                           [________________]

                                           By:    ______________________________

                                           Name:  ______________________________

                                           Title: ______________________________

                                           MORTGAGEE:

                                           [________________]

                                           By:    ______________________________

                                           Name:  ______________________________

                                           Title: ______________________________

ACCEPTED this ____ day of
________, 200__, and we have
changed our records effective
with ________ production.

By:    ____________________________

Name:  ____________________________

Title: ____________________________


                                    Exhibit F

                                    EXHIBIT G
                             FORM OF ORRI ASSIGNMENT


                                    Exhibit G

                                    EXHIBIT H
                            FORM OF DEVELOPMENT PLAN


                                    Exhibit H

                                    EXHIBIT I
                               SECURITY INSTRUMENT


                                    Exhibit I

                                  SCHEDULE 1.01
                              APPROVED COUNTERPARTY

                             Macquarie Bank Limited


                                  Schedule 1.01

                                  SCHEDULE 8.05
                                   LITIGATION

                                      NONE


                                  Schedule 8.05

                                  SCHEDULE 8.06
                              ENVIRONMENTAL MATTERS

The following items were identified in the February 2007, Kane Environmental Site Assessment of the Stephens County, Texas property.

SPCC Issues

Spill prevention and containment/control items not in complete compliance and to be completed this year by Baseline are:

      -     Repair/build up the containment berm at the Atkins Central Tank
            Battery.

      - Using the existing SPCC plans of Statex, have updated SPCC plans prepared for Baseline, as the new operator in the field.

Air Emissions

The 5 tank batteries are not in complete compliance and need to be registered with the Texas Commission on Environmental Quality/PI-7 permits obtained. Steps to be taken this year are:

      - Prepare and submit the PI-7 applications, and receive approvals/permit numbers.

NORM Disposal

There are 2 drums of naturally occurring radioactive material on the property, and a small site at the Hill tank battery that has some elevated levels of NORM. These will be addressed this year as well as the labeling of any equipment with high NORM levels.

PCB Issues and General "Housekeeping'

The recent environmental assessment included the testing of numerous electrical transformers in the field and none of the transformers qualified as PCB Contaminated Electrical Equipment. However, the transformers in the field need to be stored in a common area and any oil stains remediated. This will be done this year.

Close the Workover Pits

Nine, small pits used during workover operations will be closed this year.

Contaminated Soil & Old Pits/Tank Battery Sites

During the environmental assessment, damaged soil areas were identified at an old Atkins A ATB-1 location, an old Atkins ATB-2 site, an old Black Caddo Unit ATB site, and an old abandoned (1920's) plant site near the Atkins A4 well. These sites have higher than normal, soil salinities as identified in the soil samples taken during the recent site assessments. There are no plans to perform a near term, complete remediation of these sites, as the sites are not a part of the oil and gas reserves or wells/facilities being assigned by Statex to Baseline with this acquisition. In addition, it was noted in the reports, that there are no open environmental violations or complaints on record for the assets being acquired and no spills were listed with the Railroad Commission since 1993 (which was remediated). Also, there are no current demands or requests for remediation efforts by regulatory agencies or land owners.


                                  Schedule 8.06

                                  SCHEDULE 8.12
                                    INSURANCE

                  [CERTIFICATE OF LIABILITY INSURANCE OMITTED]


                                  Schedule 8.12

                                  SCHEDULE 8.14
                                  SUBSIDIARIES

                                      NONE


                                  Schedule 8.14

                                  SCHEDULE 8.17
                            MAINTENANCE OF PROPERTIES

                                      NONE


                                  Schedule 8.17

                                  SCHEDULE 8.18
                                 GAS IMBALANCES

                                      NONE


                                  Schedule 8.18

                                  SCHEDULE 8.19
                               MARKETING CONTRACTS

1. Crude Oil Marketing Agreement: Sunoco Partners Marketing & Terminals LP and Statex Petroleum agreement; expires 2/28/07; month to month thereafter; assigned to Borrower

2. Natural Gas Marketing agreement: month to month agreement between Statex Petroleum and Hanlon Gas Processing, Ltd.; assigned to Borrower


                                  Schedule 8.19

                                  SCHEDULE 8.20
                                 SWAP AGREEMENTS

ISDA Master Agreement between Macquarie Bank Limited and Baseline Oil & Gas Corp., dated as of April 12, 2007

Term:
Effective date: May 1, 2007
Termination date:
Notional amounts or volumes:
Net mark to market value thereof:
Credit support agreements relating thereto:


                                  Schedule 8.20

                                  SCHEDULE 8.23
                               MATERIAL AGREEMENTS

1. 10% Convertible Notes, taken in November 2005; convert at $0.50 per share; 25 total notes for a total of $2.375 million.

2. $1.7 million Debenture with Lakewood Group, LLC; includes a mortgage of New Albany assets; this debenture to be paid off/retired at closing of new Credit Agreement, and mortgage released.

3. Loan and Promissory Note between Company and Barrie Damson; $50,000.00; 6% interest rate; due upon closing of a financing of $5 million or more or on July 26, 2007. Note dated January 26, 2007.

4. Loan and Promissory Note between Company and Alan Gaines; $50,000.00; 6% interest rate; due upon closing of a financing of $5 million or more or on July 26, 2007. Note dated January 26, 2007.

5. Extension to the note with Alan Gaines; extended until earlier of 42 months or closing of an equity offering of $3 million or more.

6. Extension to the note with Barrie Damson; extended until earlier of 42 months or closing of an equity offering of $3 million or more

7.    Employment Agreement between Thomas Kaetzer and the Company dated Dec 5,
      2006.

8. Transitional Matters Agreement dated April 12, 2007, between Baseline Oil & Gas Corp. and Statex Petroleum.

Stephens County Acquisition - Material Agreements

1.    Brazos River Water Supply Agreement 1/1/2003 - 12/31/2007

2.    United Cooperative Services Electric service agreement; 10/1/2003 -
      5/31/2008

3.    Surface Use agreements:

a.    Patricia Swanson and Statex Petroleum.

b.    Richard Wood and Statex Petroleum

4.    Water Injection Agreement - Black Brothers Ranch and Statex Petroleum.

5.    Black Caddo Unit Agreement April 1, 1990.

6.    Black Caddo Unit Operating Agreement - January 1, 2006

7.    West Black Caddo Unit Agreement - Sept 1, 1998

8.    West Black Caddo Unit Operating Agreement - January 1, 2006

9.    Joint Operating Agreement between Statex and Charles Gleeson dated Jan 1,
      2006

10.   Oil Marketing agreement - between Baseline Oil & Gas Corp and Texon LP

New Albany Shale - List of Material Agreements

1.    Membership Interest Redemption Agreement dated March 16, 2007

2.    Assignment, Bill of Sale and Conveyance, dated March 16,2007

3.    Extension Agreement dated March 12, 2007

4. EXHIBIT D - following list is from the Assignment, Bill of Sale, and Conveyance, dated as of March 16, 2007:

      a. Purchase and Sale Agreement dated November 15, 2006, by and between Aurora Energy, Ltd., and New Albany-Indiana, LLC.

      b. Purchase and Sale Agreement dated March 3, 2006, by and between Source Rock Resources, Inc., and New Albany-Indiana, LLC.


                                  Schedule 8.23

      c. Farmout and Participation Agreement dated as of July 19, 2005, between Aurora Energy, Ltd., and Wabash Energy Partners, as Farmors, and JetEx LLC, as Farmee, covering lands located in Green, Clay, and Owens Counties, Indiana (the "JetEx Farmout").

      d. Assignment of Farmout and Participation Agreement dated January 31, 2006, between Aurora Energy, Ltd., and New Albany-Indiana, LLC.

      e. Exploration Agreement dated January 27, 2006, effective as of November 1, 2005, between Aurora Energy, Ltd., and New Albany - Indiana, LLC.

      f. Exploration Agreement dated April 7, 2006, by and among Source Rock Resources, Inc., New Albany-Indiana, LLC, and Aurora Energy, Ltd.

      g. Grant of Option dated January 27, 2006, between Aurora Energy, Ltd., and New Albany Indiana, LLC.

      h. Operating Agreement dated May 1, 2006, between El Paso Production Company, as Operator, and Pogo Producing Company, Aurora Energy, Ltd., Aurora Operating, L.L.C., and New Albany-Indiana, LLC, as Non-Operators, covering the South Lyons Prospect Area (Initial Test
            - Bogard 1-10H), Greene County, Indiana, a memorandum of which is recorded in Book 66, Page 840, Instrument Number 200600003777, Public Records of Greene County, Indiana.

      i. Operating Agreement dated effective as of April 1, 2006, among Aurora Energy, Ltd., as Operator, and New Albany-Indiana, LLC, Venator Energy, LLC, and Wayne Corprew, as Non Operators, relating to the Cardinal Unit, Greene County, Indiana.

      j. Operating Agreement dated effective as of April 1, 2006, among Aurora Energy, Ltd., as Operator, and New Albany - Indiana, LLC, Venator Energy, LLC, and Wayne Corprew, as Non Operators, relating to the Eagle Unit, Greene County, Indiana.


                                  Schedule 8.23

                                  SCHEDULE 8.24
                                     BROKERS

Company has a Consulting Agreement with Masstar Investments Inc., of Metairie, LA dated November 14, 2006, as follows (and disclosed on Dec 21, 2006):

      - 1% fee ($280,000 cash), to be paid at closing for the introduction of Thomas Kaetzer and the Stephens County acquisition to the Company; closing fee is a combination finders fee and for reimbursement of expenses paid by Masstar to consultants performing evaluations of the acquisition and initial third party engineering reserve reports.

      -     360,000 options at exercise price of $0.50 per share.

      - Monthly retainer of $10,000 per month for 12 months, beginning after the closing of a financing. (Said retainer will be accrued until an equity offering is completed.)


                                  Schedule 8.24

                                  SCHEDULE 8.29
                            PAST DUE ACCOUNTS PAYABLE

                                       Current     1 - 30    31 - 60    61 - 90      > 90       TOTAL            comments
                                      ---------  ---------  --------  ----------  ---------  ----------          --------
Barrie M Damson                            0.00       0.00  2,984.38        0.00       0.00    2,984.38   expenses
Eaton & Van Winkle                    79,284.73       0.00      0.00        0.00       0.00   79,284.73   financing/closing work
Gusrea, Kaplan &  Bruno Nusbaum, PLLC      0.00       0.00      0.00        0.00  -1,876.99   -1,876.99   credit
Jackson Walker LLP                         0.00  68,927.88      0.00        0.00       0.00   68,927.88   Statex/NewAlbany closings
Stockgroup Media, Inc                    395.00    -395.00      0.00        0.00       0.00        0.00
                                                                                                          ended; do not owe;
StreetSmart                                0.00   6,000.00  6,000.00    6,000.00       0.00   18,000.00   right off
Wachovia Insurance Services, Inc.          0.00       0.00      0.00   42,882.06       0.00   42,882.06   d&o insurance
                                                                                                          old payment; do not owe;
Wachovia Securities                        0.00       0.00      0.00        0.00   3,809.50    3,809.50   right off
                                      ---------  ---------  --------  ----------  ---------  ----------
                                      79,679.73  74,532.88  8,984.38   48,882.06   1,932.51  214,011.56
                                      =========  =========  ========  ==========  =========  ==========


                                  Schedule 8.29

                                 SCHEDULE 10.05
                                   INVESTMENTS

                                      NONE


                                 Schedule 10.05

                                 SCHEDULE 10.23
                                NET SALES VOLUME

Fiscal Quarter    Hydrocarbons Produced during Applicable Quarter on a BOE Basis
--------------    --------------------------------------------------------------

Q207              42,800

Q307              46,850

Q407              60,000

Q108              70,000

Q208              70,000

Q308              70,000

Q408              75,000

Q109              70,000

Q209              70,000

Q309              70,000

Q409              70,000

Q110              65,000

Q210              65,000


                                 Schedule 10.23